Exhibit 2.1

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ORDERED in the Southern District of Florida on March 1, 2012.

Laurel M. Isicoff, Judge
United States Bankruptcy Court

IN THE UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF FLORIDA

MIAMI DIVISION

www.flsb.uscourts.gov

In re:	)
	)	Chapter 11
BankUnited Financial Corporation, et al.,[1]	)
	)	Case No. 09-19940-LMI
Debtors.	)
	)	(Jointly Administered)

ORDER CONFIRMING THE OFFICIAL COMMITTEE OF

UNSECURED CREDITORS’ FOURTH AMENDED JOINT PLAN OF

LIQUIDATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

The Official Committee of Unsecured Creditors’ Third Amended Joint Plan of Liquidation Under Chapter 11 of the Bankruptcy Code (the “Plan”), filed on December 15, 2011 [ECF No. 1007], came before this Court on February 21, 2012, at 9:30 A.M., at the hearing on confirmation (the “Confirmation Hearing”) pursuant to notice to creditors and shareholders consistent with the Federal Rules of Bankruptcy Procedure.2

[1]	The Debtors are the following three entities (the last four digits of their respective taxpayer identification numbers follow in parentheses): BankUnited Financial Corporation, a Florida corporation (7773); CRE America Corporation, a Florida corporation (0049); and BankUnited Financial Services, Incorporated, a Florida corporation (8335). The address of each of the Debtors is c/o Development Specialists, Inc., 200 South Biscayne Blvd., Suite 1818, Miami, Florida 33131.
[2]	All capitalized terms used in this Order but not otherwise defined herein shall have the respective meaning ascribed to such terms in the Plan.

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On May 22, 2009, BankUnited Financial Corporation (“BUFC”), BankUnited Financial Services Corporation (“BUFS”), and CRE America Corporation (“CRE”) filed voluntary Chapter 11 petitions with this Court. Since their Chapter 11 filings, BUFC, BUFS and CRE have operated as debtors-in-possession pursuant to sections 1107 and 1108 of Title 11, United States Code (the “Bankruptcy Code”). On May 29, 2009, the United States Trustee appointed the Official Committee of Unsecured Creditors for BUFC, BUFC and CRE (the “Committee”) in connection with these Chapter 11 Cases.

Having considered the Plan and the accompanying Disclosure Statement for the Official Committee of Unsecured Creditors’ Third Amended Joint Plan of Liquidation Under Chapter 11 of the Bankruptcy Code (the “Disclosure Statement”) [ECF No. 1013], the proffer and presentation of counsel for the Committee at the Confirmation Hearing, the Certificate of Proponent of Plan on Acceptance of Plan, Report on Amount to Be Deposited, Certificate of Amount Deposited and Payment of Fees (the “Certificate”) [ECF No. 1091], which included the results of the voting on the Plan (the “Voting Report”), the affidavit of Clifford A. Zucker in support of confirmation of the Plan [ECF No. 1093], the Committee’s memorandum in support of confirmation of the Plan [ECF No. 1092], the United States Trustee’s objection to plan confirmation [ECF No. 1085], the Committee’s reply to the United States Trustee’s objection to plan confirmation [ECF No. 1100], and the record in these Chapter 11 Cases, and, based thereon, the Court makes the following findings of fact and conclusions of law:

(a) On December 15, 2011, the Committee filed the Plan and the Disclosure Statement.

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(b) As evidenced by certificates of service filed with the Court, the Committee has provided sufficient notice to all Holders of Claims and Interests of (a) the Plan and the Disclosure Statement, (b) the deadline to file and serve objections to the confirmation of the Plan, (c) the deadline for voting on the Plan, and (d) the Confirmation Hearing, in accordance with this Court’s Order (I) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject the Committee’s Third Amended Joint Plan of Liquidation, (II) Scheduling A Hearing and Establishing Certain Notice and Objection Procedures in Respect of Confirmation of the Committee’s Third Amended Joint Plan of Liquidation, and (III) Granting Certain Related Relief (the “Plan Solicitation Procedures Order”), entered December 20, 2011 [ECF No. 1018]. The Committee has afforded all parties in interest with an adequate opportunity to be heard regarding the Plan. The Committee served the Plan and Disclosure Statement on all Creditors and Holders of Interests entitled to vote on the Plan. The Plan and Disclosure Statement were served on all other parties requesting notice. Therefore, notice of the Plan and Disclosure Statement, and the opportunity to vote and object, were provided as required under the Bankruptcy Code.

(c) BUFC Class 1 (Secured Claims) and BUFC Class 2 (Priority Claims) are Unimpaired and are deemed to have accepted the Plan and thus are not entitled to vote on the Plan. BUFC Class 3 (Senior Note Claims), BUFC Class 4 (General Unsecured Claims), BUFC Class 5 (Subordinated Notes Claims), BUFS Class 2 (General Unsecured Claims) BUFS Class 3 (Stock Interests), CRE Class 1 (General Unsecured Claims) and CRE Class 2 (Stock Interests) are Impaired and are entitled to vote on the Plan. BUFC Class 6 (Preferred Stock Interests) and BUFC Class 7 (Common Stock Interests) are also Impaired but are not entitled to vote on the Plan and are deemed to have rejected the Plan.

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(d) As previously noted, the Voting Report was attached as an exhibit to the Certificate. In addition, at the Confirmation Hearing, counsel for the Committee provided a summary of the outcome of the balloting on the Plan. The Court having reviewed and considered the Voting Report filed by the Committee and the report of the balloting presented by counsel for the Committee at the Confirmation Hearing and no parties having any objection thereto, the Court accepts and adopts the Voting Report. The procedures by which the Ballots for acceptance or rejection of the Plan were distributed and tabulated were fair, properly conducted, and complied with this Court’s Plan Solicitation Procedures Order. BUFC Class 3 (Senior Note Claims), BUFC Class 4 (General Unsecured Claims), and BUFS Class 2 (General Unsecured Claims) are Impaired and voted to accept the Plan. More than one-half (1/2) in number and at least two-thirds (2/3) in amount of the Claims of eligible creditors in these Classes casting Ballots voted to accept the Plan. BUFC Class 1 (Secured Claims) and BUFC Class 2 (Priority Claims) are Unimpaired and thus are deemed to have accepted the Plan. BUFC Class 5 (Subordinated Notes Claims) voted to reject the Plan. BUFC Class 6 (Preferred Stock Interests) and BUFC Class 7 (Common Stock Interests) are Impaired and are deemed to have rejected the Plan. The following Impaired Classes did not cast a vote on the Plan: BUFS Class 3 (Stock Interests), CRE Class 1 (General Unsecured Claims), and CRE Class 2 (Stock Interests). Because no Impaired Class of Claims or Interests of CRE voted to accept the Plan, the Committee did not seek confirmation of the Plan with respect to CRE at the Confirmation Hearing. Because of this, all further references in this Order to the “Debtors” will only mean BUFC and BUFS and not CRE.

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(e) The classification of Claims and Interests in the Plan is based upon the substantial similarity of all Claims and Interests in each such Class, is reasonable and was made in good faith, and was not made for the purpose of affecting the vote in any such Class or for any improper purpose, and therefore, such classification satisfies section 1122 of the Bankruptcy Code.

(f) The solicitation of acceptances of the Plan was conducted in good faith and in a thorough manner, pursuant to this Court’s Plan Solicitation Procedures Order, was made of all creditors and shareholders in Impaired Classes (with the exception of BUFC Class 6 (Preferred Stock Interests) and BUFC Class 7 (Common Stock Interests), which are deemed to have rejected the Plan), and gave all such creditors and shareholders a fair and adequate opportunity to accept or reject the Plan, and was in compliance with section 1126(b) of the Bankruptcy Code.

(g) The Plan provides adequate means for the implementation thereof, including the appointment of Mr. Clifford A. Zucker as the Plan Administrator, with such appointment occurring on the Effective Date of the Plan.

(h) As determined by this Court in the Disclosure Statement Order and the Plan Solicitation Procedures Order, the Disclosure Statement distributed by the Committee to creditors and shareholders contained adequate information as required by section 1125 of the Bankruptcy Code.

(i) The U.S. Trustee filed an objection to the Plan. No other creditors or parties in interest filed objections to confirmation of the Plan, and no creditors or parties in interest appeared at the Confirmation Hearing in opposition to the Plan filed by the Committee.

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(j) On the Effective Date of the Plan, the Plan Administrator will become the representative of Liquidating BankUnited. Notwithstanding anything in the Plan to the contrary, Liquidating BankUnited shall mean Debtors BUFC and BUFS, and shall not include CRE.

(k) The Plan complies with the applicable provisions of section 1129 of the Bankruptcy Code in that:

i. The Plan and the solicitations conducted with respect thereto complied with all applicable provisions of the Bankruptcy Code, including but not limited to sections 1122 and 1123, and therefore section 1129(a)(1) of the Bankruptcy Code is satisfied;

ii. The Committee, as proponent of the Plan, has complied with all applicable provisions of the Bankruptcy Code, including but not limited to sections 1125 and 1126, and therefore section 1129(a)(2) of the Bankruptcy Code is satisfied;

iii. The Plan was proposed in good faith and not by any means forbidden by law, and therefore section 1129(a)(3) of the Bankruptcy Code is satisfied;

iv. All payments to be made by the Debtors or Liquidating BankUnited for services or for costs and expenses in or in connection with these Chapter 11 Cases either have been approved by, or are subject to approval by, this Court as reasonable, and therefore section 1129(a)(4) of the Bankruptcy Code is satisfied;

v. The Committee has fully disclosed the identity and affiliation of any individual proposed to serve, after confirmation of the Plan, as a director or

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officer of the Debtors; specifically, there will be no remaining officers or directors of the Debtors after confirmation of the Plan. Instead, the Plan Administrator (Mr. Clifford A. Zucker) shall become the representative of Liquidating BankUnited beginning on the Effective Date, and the Plan Administrator’s assuming such capacity on behalf of the Debtors is consistent with the interests of creditors and with public policy, and therefore section 1129(a)(5)(A) of the Bankruptcy Code is satisfied;

vi. No insiders of the Debtors will be employed or retained by the Debtors from and after the Effective Date, and therefore section 1129(a)(5)(B) of the Bankruptcy Code is satisfied;

vii. No governmental regulatory commission has jurisdiction after confirmation over any rates of the Debtors, and thus section 1129(a)(6) is not applicable here;

viii. Each Holder of any Impaired Claim or Interest has either accepted the Plan or will receive or retain under the Plan on account of such Claim or Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount each Holder would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code, and thus section 1129(a)(7) of the Bankruptcy Code is satisfied;

ix. With respect to BUFC Class 1 (Secured Claims), BUFC Class 2 (Priority Claims), BUFC Class 3 (Senior Note Claims), BUFC Class 4 (General Unsecured Claims), and BUFS Class 2 (General Unsecured Claims), each such Class has accepted the Plan or is not Impaired under the Plan, and thus section

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1129(a)(8) is satisfied with respect to these Classes. However, BUFC Class 5 (Subordinated Notes Claims) is Impaired and voted to reject the Plan. In addition, BUFC Class 6 (Preferred Stock Interests) and BUFC Class 7 (Common Stock Interests) are Impaired and are deemed to have rejected the Plan, and BUFS Class 3 (Stock Interests) is Impaired, did not cast a vote, and thus did not accept the Plan. Therefore, section 1129(a)(8) of the Bankruptcy Code is not satisfied with respect to these particular Classes. As a result, the Committee requested that this Court confirm the Plan with respect to these Classes in accordance with section 1129(b) of the Bankruptcy Code, which is sometimes referred to as the “cramdown” provision;

x. The Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code because, except to the extent that the Holder of a particular Claim has agreed to different treatment of such Claim, the Plan provides that Allowed Administrative Claims, Allowed Priority Tax Claims, and Allowed BUFC Class 2 Priority Claims shall be paid in full on the Effective Date or as soon as practicable thereafter;

xi. At least one Class of Impaired Claims has accepted the Plan, determined without including any acceptance of the Plan by any insiders, specifically, Impaired BUFC Classes 3 and 4 and Impaired BUFS Class 2 have accepted the Plan, and thus section 1129(a)(10) of the Bankruptcy Code is satisfied;

xii. The Plan has a reasonable prospect for success and is feasible. The Plan is a liquidating plan, and the Committee has established sufficient procedures

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and safeguards to liquidate or otherwise manage all assets and ensure distributions. Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization of the Debtors because the Plan specifically contemplates the liquidation of the Debtors, and thus section 1129(a)(11) of the Bankruptcy Code is satisfied;

xiii. All fees payable under 28 U.S.C. § 1930 have been paid by the Debtors or the Plan provides for payment of such fees on the Effective Date, and thus section 1129(a)(12) of the Bankruptcy Code is satisfied;

xiv. No retiree benefit plan, as contemplated by section 1129(a)(13) of the Bankruptcy Code, is applicable in these Chapter 11 Cases; and

xv. Sections 1129(a)(14), (a)(15), and (a)(16) of the Bankruptcy Code are not applicable to these Chapter 11 Cases.

(l) The Plan does not have as its principal purpose the avoidance of any taxes. There has been no objection filed by a governmental unit claiming such purpose.

(m) The Committee, as proponent, requested that this Court confirm the Plan for those Impaired Classes that failed to accept the Plan in accordance with section 1129(b) of the Bankruptcy Code, the cramdown provision. With regard to BUFC Class 5 (Subordinated Notes Claims), the Plan provides that holders of Claims or Interests that are junior to the Claims of Class 5 will not receive or retain under the Plan on account of such junior Claim or Interest any property, and as a result, the Plan satisfies section 1129(b)(2)(B)(ii) of the Bankruptcy Code for BUFC Class 5. With respect to BUFC Class 6 (Preferred Stock Interests), BUFC Class 7 (Common Stock Interests), and BUFS Class 3 (Stock Interests), the Plan provides that holders of any Interest that is junior to the Interests of each such Class will not receive or retain under the

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Plan on account of such junior Interest any property, and thus the Plan satisfies section 1129(b)(2)(C)(ii) of the Bankruptcy Code. The Plan is fair and equitable, and does not discriminate unfairly, with respect to these Impaired Classes. Based upon the foregoing, the cramdown provision of section 1129(b) of the Bankruptcy Code is satisfied with respect to each of these non-accepting Impaired Classes, and the Court grants the request that was made by the Committee to invoke this cramdown provision with respect to such Classes.

(n) The decisions regarding the assumption and rejection of executory contracts and unexpired leases as described in the Plan and the Plan Supplement are based on and are within the sound business judgment of the Committee, and are in the best interests of the Debtors and their Estates.

(o) The exculpation provision in Article IX.A of the Plan: (i) falls within the jurisdiction of this Court under 28 U.S.C. § 1334(a), (b), (d) and (e); (ii) is an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code; (iii) is an integral element of the transactions incorporated into the Plan; (iv) confers a material benefit on, and is in the best interests of, the Debtors, their Estates and their creditors; (v) is important to the overall objectives of the Plan; and (vi) is consistent with sections 105, 1123, 1125(e), 1129 and other applicable provisions of the Bankruptcy Code. The Exculpated Parties have contributed value to the Debtors and/or the Estates in connection with the Chapter 11 Cases and under the Plan, and the exculpation provision is appropriate and will be approved.

(p) At the Confirmation Hearing, counsel for the Committee described certain non-material modifications that are being made to the Plan. These amendments to the Plan do not adversely change the treatment of the Claim of any creditor or Interest of any shareholder and are not material in effect. Accordingly, pursuant to Bankruptcy Rule 3019 and section 1127

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of the Bankruptcy Code, the amendments are and shall be deemed accepted by all creditors who have previously accepted the Plan. The Plan, as amended, shall become the Plan in accordance with section 1127(a) of the Bankruptcy Code.

(q) This matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A), (L) and (O).

BASED UPON THE FOREGOING, AND FOR THE OTHER REASONS STATED BY THIS COURT ON THE RECORD AT THE FEBRUARY 21, 2012 CONFIRMATION HEARING, WHICH ARE INCORPORATED HEREIN BY REFERENCE, IT IS ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:

1. The Plan that was filed by the Committee with this Court on December 15, 2011, as amended on February 27, 2012, a copy of which is attached hereto as Exhibit A, is CONFIRMED with respect to Debtors BUFC and BUFS (but not with respect to CRE), and all of the Plan’s terms and provisions are hereby approved and are incorporated into this Order by reference. In the event of any conflict between the terms and provisions of the Plan and the terms and provisions of this Order, this Order shall control. The amendments to the Plan do not have a material adverse affect on creditors and are hereby approved, and the Plan as so amended is confirmed.

2. The United States Trustee filed the only objection to the Plan. That objection has been withdrawn for the reasons stated by United States Trustee at the Confirmation Hearing. No other objections to confirmation of the Plan were timely filed or otherwise asserted at the Confirmation Hearing.

3. Subject to the occurrence of the Effective Date, the Plan, its provisions, and this Order shall be binding upon (i) the Debtors and their Estates, (ii) each and every creditor

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or shareholder of the Debtors, whether or not the Claim of such creditor or Interest of such shareholder is Impaired under the Plan and whether or not the Holder of the Claim or Interest has accepted the Plan, (iii) any Entity acquiring or receiving property pursuant to the Plan, and (iv) the Plan Administrator.

4. The property of the Debtors’ Estates shall be administered by the Plan Administrator. In accordance with the Plan, Mr. Clifford A. Zucker shall be appointed as the Plan Administrator on the Effective Date to perform all of the duties stated in the Plan and the Plan Administrator Agreement. On the Effective Date, all property of the Debtors’ Estates not distributed to Holders of Claims or Interests on the Effective Date shall be transferred to Liquidating BankUnited and managed and distributed by the Plan Administrator in accordance with the Plan Administrator Agreement and the Plan. All property of the Debtors’ Estates shall be held be held in the name of Liquidating BankUnited, free and clear of all Liens, Claims, charges or other encumbrances against any of the Debtors and the Interests in the Debtors except for rights to such Distributions provided to Holders of Allowed Claims and Interests pursuant to the Plan. The Plan Administrator shall have the rights and powers of a trustee under sections 704 and 1106 of the Bankruptcy Code and Bankruptcy Rule 2004 with regard to administration of the Chapter 11 Cases of the Debtors and the property of Liquidating BankUnited, including, without limitation: (a) the right and power to convey title to a purchaser of any assets; (b) the authority to execute on behalf of Liquidating BankUnited any documents that may be necessary in connection with the liquidation of the Debtors and the assets and the administration of their Chapter 11 Cases; and (c) the initiation and prosecution of any Causes of Action that the Debtors may have. On or as of the Effective Date or as soon as practicable thereafter, and without the need for any consent or approval, the Plan Administrator may, in his sole and absolute discretion,

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(i) take appropriate corporate action in his capacity as the sole shareholder of each of the entities comprising Liquidating BankUnited, CRE and BU Realty Corporation, to replace or appoint officers and directors and any other appropriate actions, including but not limited to, dismissing the chapter 11 case of CRE or converting the chapter 11 bankruptcy case of CRE to a case under chapter 7 of the Bankruptcy Code; (ii) cause any of the Liquidating BankUnited subsidiaries to be merged, dissolved, or otherwise consolidated with each other or with Liquidating BUFC, or (iii) engage in any other transaction with respect to the Liquidating BankUnited entities in furtherance of the Plan. In his capacity as the representative of Liquidating BankUnited, the Plan Administrator shall be the successor-in-interest to the Debtors with respect to any Causes of Action or any other contested matter or adversary proceeding commenced by or against the Debtors prior to the Effective Date, and shall automatically be deemed substituted for the same as the party in such litigation. All Causes of Actions (whether or not such Causes of Actions have been commenced as of the Effective Date), and other actions and any and all other claims, rights, or interests shall be preserved, retained, and enforced by the Plan Administrator, as the representative of Liquidating BankUnited pursuant to section 1123(b)(3)(B) of the Bankruptcy Code.

5. Distributions to Holders of Allowed Claims under the Plan shall be made by the Plan Administrator in accordance with the relevant provisions of the Plan and shall be in full satisfaction and release of any and all such Claims.

6. The Debtors, Liquidating BankUnited and the Plan Administrator are authorized to enter into, execute, and deliver all such documents and instruments and enter into such transactions as may be necessary to effectuate the purpose and terms of the Plan. The Plan Administrator and Liquidating BankUnited shall be entitled to seek such orders, judgments, injunctions and rulings as they deem necessary to carry out any further intentions and purposes, and to give full effect to provisions, of the Plan.

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7. Notwithstanding the entry of this Order and the occurrence of the Effective Date, until the Chapter 11 Cases are closed, this Court shall retain the fullest and most extensive jurisdiction over the Chapter 11 Cases that is permitted under applicable law, including that necessary to ensure that the purposes and intent of the Plan are carried out. Without limiting the generality of the foregoing, after confirmation of the Plan and until the Chapter 11 Cases are closed, this Court shall retain jurisdiction of the Chapter 11 Cases for each of the specific purposes set forth in Article X of the Plan. Should any Holder of a Claim or Interest or other party in interest file an action against any of the Debtors, their Board of Directors, any officer, director or employee of the Debtors during the Chapter 11 Cases, the Committee and the individual members thereof, Liquidating BankUnited, the Plan Administrator or the Plan Committee (or any professional retained or employed by any of the foregoing) in connection with any Claim or Cause of Action arising after the Petition Date from or related to the Chapter 11 Cases, including the Plan, venue of any such action shall lie only in the Bankruptcy Court. Nothing contained herein shall abrogate, reduce, limit, alter or enhance the rights (including jurisdictional rights), claims or defenses of the Federal Deposit Insurance Corporation, as Receiver for BankUnited F.S.B. (the “FDIC-R”), under Title 12 of the United States Code. In addition, nothing in this Confirmation Order is intended to, or shall be construed as restricting or otherwise limiting the ability of the United States Securities and Exchange Commission to perform its statutory duties with respect to any person or Entity in any nonbankruptcy forum, pursuant to otherwise applicable law.

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8. Except as otherwise provided in the Plan, any Entity that has held, holds or may hold Claims against or Interests in any of the Debtors is permanently enjoined from taking any of the following actions against any of the Debtors’ Estates and property thereof, the Plan Administrator or any other assets or properties of the Debtors or Liquidating BankUnited on account of any such Claims or Interests: (i) commencing or continuing, in any manner or in any place, any suit, action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner or in any place, any judgment, award, decree or order; (iii) creating, perfecting or enforcing any Lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (v) commencing or continuing, in any manner or in any place, any suit, action or other proceeding that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such Entity from exercising its rights pursuant to and consistent with the terms of the Plan.

9. Pursuant to section 1146(a) of the Bankruptcy Code, no taxing authority may impose any tax under any law imposing a stamp tax or similar tax based on the issuance, transfer or exchange of a security, or the making or delivery of any instrument of transfer as contemplated by the Plan, or the issuance, transfer or exchange of a promissory note, bond or written obligation for the payment of money or the making, delivery or recordation of a mortgage, trust, deed, security agreement or other evidence of indebtedness arising in connection with any sale or settlement entered into in these Chapter 11 Cases, even those which are consummated post-confirmation, as all such sales and settlements are essential to consummate and implement the Plan.

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10. Liquidating BankUnited will pay the U.S. Trustee the appropriate sum required pursuant to 28 U.S.C. § 1930(a)(6) within twenty (20) days of the entry of this Order for pre-confirmation periods, and simultaneously provide to the U.S. Trustee an appropriate report indicating the cash disbursements for the relevant period. Liquidating BankUnited will further pay the U.S. Trustee the appropriate sum required pursuant to 28 U.S.C. § 1930(a)(6), as amended, for post-confirmation periods within the time periods set forth in 28 U.S.C. § 1930(a)(6), based upon all post-confirmation disbursements made by Liquidating BankUnited until the earlier of the closing of these Chapter 11 Cases by the issuance of a final decree by the Court, or upon the entry of an order by this Court dismissing these cases or converting these cases to another chapter under the Bankruptcy Code. Following the Effective Date, the Plan Administrator shall file the Post-Confirmation Quarterly Report as required for each calendar quarter.

11. The entry of this Order shall not have any res judicata or other preclusive effect with respect to any claims of the Debtors against third parties that are not specifically and expressly released by the terms of the Plan.

12. Any executory contracts and unexpired leases that are listed in the Plan Supplement as executory contracts or unexpired leases to be assumed, or are to be assumed pursuant to the terms thereof, shall be deemed assumed by the Debtors as of immediately prior to the Effective Date, and the entry of this Order shall constitute approval of any such assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code. All executory contracts and unexpired leases (within the meaning of section 365 of the Bankruptcy Code) to which the Debtors are a party that are not either (i) expressly the subject of a motion to this Court for an order of assumption or for an order for rejection pending as of the Effective Date under the Plan,

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(ii) assumed or rejected by the Debtors prior to the Effective Date, as authorized by an order of this Court, or (iii) assumed pursuant to the terms of the Plan, shall be deemed to be rejected as of the Effective Date of the Plan, in accordance with sections 365(a) and 1123 of the Bankruptcy Code. Any claims arising from the rejection of an executory contract or unexpired lease pursuant to the Plan must be filed within thirty (30) days after the Effective Date of the Plan.

13. Notwithstanding anything herein or in the Plan, the Income Tax Allocation Agreement dated December 31, 1997 between BUFC and BankUnited, FSB (the “TSA”) shall neither be assumed nor rejected under the Plan. The rights of the Debtors and the FDIC-R in respect of the TSA shall be determined solely by the Tax Refunds Litigation, the FDIC-R Settlement Agreement, and the Tax Escrow Stipulation (as such terms are defined in the Disclosure Statement), without any assumption or rejection (deemed or actual) of the TSA under the Plan. Neither consummation of the Plan, nor anything in the Plan or the Confirmation Order, shall operate to impair, alter, or otherwise affect the rights of the Debtors and the FDIC-R in respect of the Tax Refunds Litigation.

14. The failure specifically to include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Plan be confirmed in its entirety.

15. All objections to confirmation of the Plan not specifically sustained or modified herein are overruled.

16. The only objection to the Plan having been withdrawn, the stay imposed by Bankruptcy Rule 3020(e) is hereby waived and this Order shall be effective immediately upon entry.

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THE FOREGOING CONSTITUTE FINDINGS OF FACTS AND CONCLUSIONS OF LAW PURSUANT TO FEDERAL RULE OF BANKRUPTCY PROCEDURE 7052. TO THE EXTENT ANY PROVISION DESIGNATED HEREIN AS A FINDING OF FACT IS MORE PROPERLY CHARACTERIZED AS A CONCLUSION OF LAW, IT SHALL BE SO DEEMED, AND VICE VERSA.

###

Submitted by:

Todd C. Meyers

(Admitted Pro Hac Vice)

Robbin S. Rahman

(Admitted Pro Hac Vice)

KILPATRICK TOWNSEND & STOCKTON LLP

1100 Peachtree Street, Suite 2800

Atlanta, Georgia 30309-4530

(404) 815-6500 (Telephone)

(404) 815-6555 (Facsimile)

tmeyers@kilpatricktownsend.com

-and-

Corali Lopez-Castro

KOZYAK TROPIN & THROCKMORTON, P.A.

2525 Ponce De Leon, 9th Floor

Miami, Florida 33134

(305) 372-1800 (Telephone)

(305) 372-3508 (Facsimile)

Counsel for the Committee

COPIES FURNISHED TO:

Todd C. Meyers, Esq.

[Attorney Meyers shall serve copies of this Order on all interested parties and file a certificate of service]

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EXHIBIT A

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UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF FLORIDA

www.flsb.uscourts.gov

Chapter 11
In re:
Case No. 09-19940-LMI
BANKUNITED FINANCIAL
CORPORATION, et al.,[1]

Debtor.	Jointly Administered

/

THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS’ FOURTH AMENDED

JOINT PLAN OF LIQUIDATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Todd C. Meyers, Esq.	Corali Lopez-Castro, Esq.
Robbin S. Rahman, Esq.	KOZYAK TROPIN & THROCKMORTON, P.A.
KILPATRICK TOWNSEND & STOCKTON LLP	2525 Ponce De Leon, 9th Floor
1100 Peachtree Street, NE	Miami, Florida 33134
Suite 2800	(305) 372-1800 (Telephone)
Atlanta, Georgia 30309	(305) 372-3508 (Facsimile)
Telephone: (404) 815-6500	clc@kttlaw.com
Facsimile: (404) 815-6555
tmeyers@kilpatricktownsend.com

Counsel for the Official Committee of Unsecured Creditors

Dated: February 27, 2012

[1]	The Debtors are the following three entities (the last four digits of their respective taxpayer identification numbers follow in parentheses): BankUnited Financial Corporation, a Florida corporation (7773); CRE America Corporation, a Florida corporation (0049); and BankUnited Financial Services, Incorporated, a Florida corporation (8335). The address of each of the Debtors is c/o Development Specialists, Inc., 200 S. Biscayne Blvd., Suite 1818, Miami, Florida 33131.

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i

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TABLE OF CONTENTS

(Cont’d)

ii

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THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS’ FOURTH

AMENDED JOINT PLAN OF LIQUIDATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Pursuant to title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., the Official Committee of Unsecured Creditors of BankUnited Financial Corporation, et al., hereby respectfully proposes the following joint plan of liquidation under chapter 11 of the Bankruptcy Code.

ARTICLE I.

DEFINED TERMS AND RULES OF INTERPRETATION

A.	Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

1. “Accrued Professional Compensation” means, at any given moment, all accrued and/or unpaid fees and expenses (including, without limitation, fees or expenses Allowed or awarded by a Final Order of the Bankruptcy Court or any other court of competent jurisdiction) for legal, financial advisory, accounting and other services and reimbursement of expenses that are awardable and allowable under sections 328, 330(a) or 331 of the Bankruptcy Code or otherwise rendered prior to the Effective Date, or thereafter in connection with, and only with (a) applications Filed pursuant to sections 330 and 331 of the Bankruptcy Code and (b) motions seeking the enforcement of the provisions of the Plan or Confirmation Order, by all Professionals in the Chapter 11 Cases that the Bankruptcy Court has not denied by a Final Order, to the extent that any such fees and expenses have not previously been paid regardless of whether a fee application has been filed for any such amount. To the extent that the Bankruptcy Court or any higher court denies by a Final Order any amount of a Professional’s fees or expenses, then those amounts shall no longer be Accrued Professional Compensation.

2. “Administrative Claim Bar Date” means such deadline or deadlines as are established by the Bankruptcy Court by which requests for payment of Administrative Claims in the Chapter 11 Cases must be filed with the Bankruptcy Court.

3. “Administrative Claims” means Claims that have been timely filed before the Administrative Claim Bar Date (except as otherwise provided by a separate order of the Bankruptcy Court), for costs and expenses of administration under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) Accrued Professional Compensation; and (c) all fees and charges assessed against the Estates under chapter 123 of title 28 United States Code, 28 U.S.C. §§ 1911-1930.

4. “Affiliate” has the meaning set forth at section 101(2) of the Bankruptcy Code.

5. “Allowed” means, with respect to any Claim or Interest, except as otherwise provided herein: (a) a Claim or Interest that has been scheduled by one of the Debtors in its schedules of liabilities as other than disputed, contingent or unliquidated, unless a Proof of Claim has been timely filed, and as to which the Debtors, the Plan Administrator or other parties-in-interest have not Filed an objection by the Claims Objection Bar Date; (b) a Claim or Interest that has been allowed by a Final Order; (c) a Claim or Interest that is allowed: (i) in any stipulation of the amount and nature of a Claim or Interest executed prior to the Effective Date and approved by the Bankruptcy Court; or (ii) in any stipulation with the Plan Administrator or Liquidating BankUnited, as applicable, of the amount and nature of a Claim or Interest executed on or after the Effective Date; (d) a Claim or Interest that is Allowed pursuant to the terms hereof; or (e) a Claim as to which a Proof of Claim has been timely Filed and as to which no objection has been Filed by the Claims Objection Bar Date.

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6. “Avoidance Actions” means any and all avoidance, recovery, subordination or other actions or remedies that may be brought on behalf of the Debtors, Liquidating BankUnited or its Estate under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, actions or remedies under sections 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552 and 553 of the Bankruptcy Code.

7. “Bankruptcy Code” means title I of the Bankruptcy Reform Act of 1978, as amended from time to time, as set forth in section 101 et seq. of title 11 of the United States Code, and applicable portions of titles 18 and 28 of the United States Code.

8. “Bankruptcy Court” means the United States District Court for the Southern District of Florida, having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code and/or the General Order of the District Court pursuant to section 151 of title 28 of the United States Code, the United States Bankruptcy Court for the Southern District of Florida.

9. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, promulgated under 28 U.S.C. section 2075, the Local Rules of the United States Bankruptcy Court for the Southern District of Florida, the Local Rules of the United States District Court for the Southern District of Florida, and general orders and chambers procedures of the Bankruptcy Court, each as applicable to the Chapter 11 Cases and as amended from time to time.

10. “Bar Date Order” means the Order (I) Extending Time Within Which Proofs of Claim by NonGovernmental Units May Be Filed and Establishing a Uniform Bar Date of November 17, 2009 For All Creditors, and (II) Approving Form of Amended Case Commencement Notice [ECF No. 193].

11. “Benefit Plan” means the BUFC 2007 Stock Award and Incentive Plan, the 2002 BUFC Stock Award and Option Plan, the BUFC Supplemental Tax Deferred Savings Plan, and any other (i) oral or written employment or consulting agreement to or under which one or more of the Debtors is a party or has or may have any actual or contingent liability or obligation, and (ii) employee benefit plan, program or arrangement currently sponsored, maintained or contributed to by one or more of the Debtors, or with respect to which one or more of the Debtors has or may have any actual or contingent liability or obligation (including any such obligations under any terminated plan or arrangement), including but not limited to employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), multi-employer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option or other equity compensation plans, stock purchase plans, phantom stock plans, bonus plans, fringe benefit plans, life, health, dental, vision, hospitalization, disability and other insurance plans, employee assistance programs, severance or termination pay plans and policies, and sick pay and vacation plans or arrangements, whether or not described in Section 3(3) of ERISA.

12. “Board of Directors” means each of the following individuals who have served on the board of directors for each of the Debtors during the Chapter 11 Cases, collectively as a board of directors or any board committees, and in their individual capacities as directors, but only for the following periods in which they served as directors: (a) Ramiro Ortiz, Humberto Lopez and Felix Garcia, for the period May 22, 2009 through and including May 22, 2009; (b) Bradley Weiss and Lawrence Blum, for the period May 22, 2009 through and including May 27, 2009; (c) Neil Messinger, for the period May 22, 2009 through and including September 15, 2009; (d) Allen Bernkrandt, for the period May 22, 2009 through and including October 6, 2009; (e) Marc Jacobson, for the period May 22, 2009 through and including the Effective Date; (f) Danielle Camner Lindholm, Doyle Bartlett and Lester Bliwise, for the period May 27, 2009 through and including the Effective Date; and (g) Gol Kalev, for the period June 2, 2009 through and including the Effective Date.

13. “BUFC” means BankUnited Financial Corporation, a Florida corporation.

14. “BUFC Class A Common Stock Interest” means a BUFC Stock Interest represented by the 500,000,000 authorized shares of BUFC’s Class A Common Stock, $0.01 par value per share, all of which have been designated Series I Class A Common Stock, including, without limitation, one of the 35,190,741 shares of Series I Class A Common Stock, $0.01 par value per share, of BUFC issued and outstanding as of the Petition Date, or any interest or right to convert into such a BUFC Stock Interest or acquire any BUFC Stock Interest that was in existence immediately before or on the Petition Date.

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15. “BUFC Class B Common Stock Interest” means a BUFC Stock Interest represented by the 3,000,000 authorized shares of BUFC’s Class B Common Stock, $0.01 par value per share, including, without limitation, one of the 479,734 shares of Class B Common Stock, $0.01 par value per share, of BUFC issued and outstanding as of the Petition Date, or any interest or right to convert into such a BUFC Stock Interest or acquire any BUFC Stock Interest that was in existence immediately before or on the Petition Date.

16. “BUFC Common Stock Interests” means the BUFC Class A Common Stock Interests and the BUFC Class B Common Stock Interests.

17. “BUFC General Unsecured Claim” means a General Unsecured Claim against BUFC that is not a Senior Notes Claim or a Subordinated Notes Claim, but including any Claim of the FDIC-R that is a “FDIC-R General Unsecured Claim,” as defined in the FDIC-R Settlement Agreement.

18. “BUFC Preferred Stock Interest” means a BUFC Stock Interest represented by the 10,000,000 authorized shares of BUFC’s Noncumulative Convertible Preferred Stock, Series B, $0.01 par value per share, including, without limitation, one of the 1,238,133 shares of Noncumulative Convertible Preferred Stock, Series B, $0.01 par value per share, of BUFC issued and outstanding as of the Petition Date, or any interest or right to convert into such a BUFC Stock Interest or acquire any BUFC Stock Interest that was in existence immediately before or on the Petition Date.

19. “BUFC Priority Claims” means a Priority Claim against BUFC.

20. “BUFC Secured Claim” means a Claim against Debtor BUFC that is Secured.

21. “BUFC Stock Interest” means the interest of any holder of one or more of the equity securities of BUFC (including, without limitation, the BUFC Common Stock Interests, the BUFC Preferred Stock Interests and voting rights, if any, related to such equity securities) that existed immediately prior to the Petition Date, represented by issued and outstanding shares of common or preferred stock or other instruments evidencing a present ownership interest in BUFC, whether or not transferable, or any option, warrant, or right, contractual or otherwise, to acquire any such interest, including, without limitation, unvested restricted stock. For the avoidance of doubt, BUFC Stock Interest does not mean or otherwise include the HiMEDS Notes, the HiMEDS Indenture or the HiMEDS Indenture Trustee.

22. “BUFS” means BankUnited Financial Services, Incorporated, a Florida corporation.

23. “BUFSB” means BankUnited, FSB.

24. “BUFS Secured Claim” means a Claim against Debtor BUFS that is Secured.

25. “BUFS Stock Interests” means the issued and outstanding common stock of BUFS, 100% of which is held by BUFC.

26. “BUFS General Unsecured Claim” means a General Unsecured Claim against BUFS.

27. “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as that term is defined in Bankruptcy Rule 9006(a)).

28. “Cash” means legal tender of the United States of America or the equivalent thereof, and with respect to the Disputed Claims Reserve, including bank deposits, checks and readily marketable securities or instruments issued by an Entity, including, without limitation, readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody’s rating of “A” or better, or equivalent rating of any other nationally-recognized rating service, or interest-bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders’ equity or capital of not less than one hundred million dollars ($100,000,000) having maturities of not more than one (1) year, at the then best generally available rates of interest for like amounts and like periods.

29. “Causes of Action” means all claims, actions, causes of action, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements,

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promises, variances, trespasses, damages, judgments, remedies, rights of set off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims and crossclaims (including, without limitation, all claims and any avoidance, recovery, subordination or other actions against insiders and/or any other Entities under the Bankruptcy Code, including Avoidance Actions) of the Debtors, the Debtors in Possession, Liquidating BankUnited and/or the Estates (including, without limitation, those actions set forth in the Plan Supplement) that are or may be pending on the Effective Date or are instituted by the Plan Administrator after the Effective Date against any Entity, based in law or equity, including, without limitation, under the Bankruptcy Code, whether direct, indirect, derivative or otherwise and whether asserted or unasserted as of the Effective Date.

30. “Chapter 11 Cases” means the chapter 11 cases commenced when each of the Debtors filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code on the Petition Date, which are jointly administered under case number 09-19940 in the Bankruptcy Court.

31. “Chief Restructuring Officer” means Joseph J. Luzinski, in his capacity as chief restructuring officer of the Debtors during the Chapter 11 Cases, pursuant to the Order Authorizing the Engagement of Development Specialists, Inc. (as further extended and modified) [ECF No. 126], dated June 30, 2009.

32. “Claim” means a “claim” (as that term is defined in section 101(5) of the Bankruptcy Code) against one or more of the Debtors.

33. “Claims Objection Bar Date” means the bar date for objecting to Claims against the Debtors, which shall be six (6) months after the Effective Date; provided, however, that the Plan Administrator may seek additional extensions of this date from the Bankruptcy Court for cause shown.

34. “Class” means a category of Holders of Claims or Interests as set forth in Article III of the Plan pursuant to section 1122(a) of the Bankruptcy Code.

35. “Committee” means the official committee of unsecured creditors of BankUnited Financial Corporation, et al., appointed by the U.S. Trustee on May 29, 2009, pursuant to section 1102 of the Bankruptcy Code [ECF No. 33].

36. “Confirmation Date” means the date on which the Confirmation Order is entered by the Bankruptcy Court.

37. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

38. “CRE” means CRE America Corporation, a Florida corporation.

39. “CRE General Unsecured Claim” means a General Unsecured Claim against CRE.

40. “CRE Stock Interests” means the issued and outstanding common stock of CRE, 100% of which is held by BUFC.

41. “Debtors” or “Debtors in Possession” means BankUnited Financial Corporation, BankUnited Financial Services, Incorporated, and CRE America Corporation prior to the Effective Date.

42. “Disclosure Statement” means the Disclosure Statement for the Official Committee of Unsecured Creditors’ Third Amended Joint Plan of Liquidation under Chapter 11 of the Bankruptcy Code, dated December 15, 2011, prepared and distributed in accordance with the Bankruptcy Code, Bankruptcy Rules and any other applicable law, and approved by the Bankruptcy Court in the Disclosure Statement Order, as it is amended, supplemented or modified from time to time.

43. “Disclosure Statement Order” means the Bankruptcy Court’s order approving the Disclosure Statement.

44. “Disputed Claim” means any Claim that is not yet an Allowed Claim.

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45. “Disputed Claims Reserve” means the reserve fund created pursuant to Article V.B.1 of the Plan.

46. “Distributions” means the distributions of Cash to be made in accordance with the Plan and/or the Plan Administrator Agreement.

47. “Distribution Record Date” means the record date for determining the entitlement of Holders of Claims to receive Distributions under the Plan on account of Allowed Claims. The Distribution Record Date shall be two business days after the Confirmation Date.

48. “District Court” means the United States District Court for the Southern District of Florida.

49. “Effective Date” means the date that is the first Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect; and (b) all conditions specified in Article VIII.A have been satisfied or waived.

50. “Entity” means an “entity” as that term is defined in section 101(15) of the Bankruptcy Code.

51. “Estate” means the estate of each of the Debtors created on the Petition Date by section 541 of the Bankruptcy Code.

52. “Exculpated Parties” means, collectively, the Debtors, the Board of Directors, the Chief Restructuring Officer, the Committee and the individual members thereof, the Indenture Trustees, and each of their respective Representatives (each of the foregoing in its individual capacity as such).

53. “FDIC-R” means the Federal Deposit Insurance Corporation, in its capacity as Receiver of BUFSB.

54. “FDIC-R Settlement Agreement” means the Settlement Agreement by and among (a) each of the Debtors and BU Realty Corporation; (b) the Committee; and (c) the FDIC-R, dated June 6, 2011, and approved by the Bankruptcy Court on July 8, 2011 [ECF No. 906].

55. “File” or “Filed” means, with respect to any pleading, entered on the docket of the Chapter 11 Cases and properly served in accordance with the Bankruptcy Rules or with respect to a Claim, a Claim for which a Proof of Claim has been properly and timely filed in accordance with the Bar Date Order.

56. “Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended, and as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or has otherwise been dismissed with prejudice.

57. “General Unsecured Claim” means a Claim against a Debtor, other than a Secured Claim, an Administrative Claim, a Priority Tax Claim, a Priority Claim, Interests or a Claim for Trustee Fees, but including Intercompany Claims.

58. “HiMEDS Indenture” means the Indenture, dated as of April 18, 2007, First Supplemental Indenture, dated as of April 25, 2007, and Purchase Contract and Pledge Agreement, dated as of April 25, 2007, each by and between BUFC and the HiMEDS Indenture Trustee.

59. “HiMEDS Contract Adjustment Payments” means amounts owed by BUFC in respect of (i) any Contract Adjustment Payments, which payments are payable at a rate per year of .38% of the Stated Amount per Purchase Contract, pursuant to Section 5.10 of the Purchase Contract and Pledge Agreement described below in this definition, and (ii) any Deferred Contract Adjustment Payments, which are payable pursuant to Section 5.11 of the Purchase Contract and Pledge Agreement described below in this definition. As used herein in this definition, the terms Contract Adjustment Payments, Deferred Contract Adjustment Payments, Purchase Contract and Stated Amount shall have the meanings assigned to such terms in that certain Purchase Contract and Pledge Agreement, dated as of April 25, 2007, by and between BUFC and the HiMEDS Indenture Trustee.

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60. “HiMEDS Indenture Trustee” means The Bank of New York Mellon, as successor in interest to The Bank of New York, as indenture trustee, purchase contract agent, collateral agent, custodial agent and securities intermediary with respect to the HiMEDS Notes and the HiMEDS Contract Adjustment Payments.

61. “HiMEDS Notes” means BUFC’s 6.37% senior notes due May 17, 2012.

62. “Holder” means any Entity holding a Claim against or an Interest in one or more of the Debtors.

63. “Impaired” means, with respect to a Claim, Interest, or Class of Claims or Interests, “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

64. “Indentures” means the Senior Indentures and the Subordinated Indentures.

65. “Indenture Trustees” means the Senior Indenture Trustees and the Subordinated Indenture Trustees.

66. “Intercompany Claim” means any Claim asserted by a Debtor against one or more of the other Debtors.

67. “Interests” means, collectively, BUFC Stock Interests, BUFS Stock Interests and CRE Stock Interests.

68. “Initial Distribution Date” means the date on which Liquidating BankUnited shall make its initial Distribution, which shall be a date selected by the Plan Administrator as soon as reasonably practicable after the Effective Date.

69. “Junior Subordinated Debentures” means BUFC’s Floating Rate Junior Subordinated Debentures due 2017.

70. “Junior Subordinated Debenture Indenture” means the indenture, dated as of September 28, 2007, as supplemented by the First Supplemental Indenture dated as of September 2, 2008, by and between BUFC, as issuer, and the Junior Subordinated Debenture Indenture Trustee.

71. “Junior Subordinated Debenture Indenture Trustee” means Wilmington Trust, as trustee, with respect to the Junior Subordinated Debentures.

72. “Lien” shall have the meaning set forth in section 101(37) of the Bankruptcy Code.

73. “Liquidating BankUnited” means Liquidating BUFC and each of its subsidiaries, including, Liquidating BUFS and Liquidating CRE, collectively.

74. “Liquidating BUFC” means BankUnited Financial Corporation on or after the Effective Date.

75. “Liquidating BUFS” means BankUnited Financial Services, Incorporated on or after the Effective Date.

76. “Liquidating CRE” means CRE America Corporation on or after the Effective Date.

77. “Net Free Cash” means, the amount of Liquidating BankUnited’s Cash after full payment or satisfaction of, or appropriate reserve for: Allowed, Secured, Administrative, Priority Tax and Priority Claims; the costs of administering and implementing the Plan; and ordinary business expenses of the Plan Administrator and the Wind Down, provided, however, that Net Free Cash shall be determined, maintained and distributed on a Debtor by Debtor basis, provided, further, that the reserve for costs of administering and implementing the Plan and ordinary business expenses of the Plan Administrator and the Wind Down shall in no event exceed $5 million for all Debtors.

78. “Petition Date” means May 22, 2009, the date on which the Debtors commenced the Chapter 11 Cases.

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79. “Plan” means this plan under chapter 11 of the Bankruptcy Code, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules or herewith, as the case may be, and the Plan Supplement, which is incorporated herein by reference.

80. “Plan Administrator” shall be Clifford A. Zucker.

81. “Plan Administrator Agreement” means the agreement governing, among other things, the retention and duties of the Plan Administrator, if applicable, as described in Article IV.E hereof and attached hereto as Exhibit A.

82. “Plan Committee” shall be as set forth in the Plan Administrator Agreement, the initial membership of which shall be: (a) Wilmington Trust Company, through Mr. Steven Cimalore as authorized representative; (b) Mr. Moses Marx; (c) Normandy Hill Capital, L.P., through Mr. Matthew Cantor as authorized representative; and (d) Davidson Kempner Capital Management LLC, through Ms. Sara Tirschwell, as authorized representative. In addition, the Committee (or, after the Effective Date, a majority of the members of the Plan Committee) may determine, in its sole discretion, to expand the Plan Committee to include a fifth member. To the extent any such fifth member of the Plan Committee is chosen prior to the filing of the Plan Supplement, the identity of such Entity will be set forth in the Plan Supplement.

83. “Plan Supplement” means the compilation of documents and forms of documents, schedules and exhibits to the Plan.

84. “Priority Claims” means all Claims entitled to priority under sections 507(a)(3) through (a)(7) of the Bankruptcy Code.

85. “Priority Tax Claims” means Claims of governmental units of the kind specified in section 507(a)(8) of the Bankruptcy Code.

86. “Pro Rata” means the ratio of the amount of an Allowed General Unsecured Claim to the aggregate amount of all General Unsecured Claims that have not yet been disallowed.

87. “Professional” means any person or Entity employed in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327, 328 or 1103 of the Bankruptcy Code, and to be compensated for services rendered prior to and including the Effective Date pursuant to sections 327, 328, 329, 330 or 331 of the Bankruptcy Code.

88. “Proof of Claim” means a proof of Claim Filed against the Debtors in the Chapter 11 Cases.

89. “Quarterly Distribution Date” means the first Business Day after the end of each quarterly calendar period (i.e., March 31, June 30, September 30 and December 31 of each calendar year).

90. “Representatives” means, with regard to the Debtors, an Entity or the Committee, officers, directors, members, employees, advisors, attorneys, accountants and agents, and their respective professional firms.

91. “Schedules” mean the schedules of assets and liabilities, schedules of executory contracts and statements of financial affairs, as may be amended from time to time, filed by the Debtors pursuant to section 521 of the Bankruptcy Code.

92. “Secured” means when referring to a Claim: (a) secured by a Lien on property in which the Estate of the particular Debtor against which such Claim exists, has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) otherwise Allowed pursuant to the Plan as a Secured Claim.

93. “Senior Convertible Notes” means BUFC’s 3.125% convertible senior notes due 2034.

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94. “Senior Convertible Notes Indenture” means the indenture, dated as of February 27, 2004, by and between BUFC and the Senior Convertible Notes Indenture Trustee.

95. “Senior Convertible Notes Indenture Trustee” means U.S. Bank, as indenture trustee with respect to the Senior Convertible Notes.

96. “Senior Indentures” means the Senior Convertible Notes Indenture, the Junior Subordinated Debenture Indenture, and the HiMEDS Indenture (with respect to the HiMEDS Notes, but not with respect to the HiMEDS Contract Adjustment Payments).

97. “Senior Indenture Trustees” means the Senior Convertible Notes Indenture Trustee, the Junior Subordinated Debenture Indenture Trustee, and the HiMEDS Indenture Trustee (with respect to the HiMEDS Notes, but not with respect to the HiMEDS Contract Adjustment Payments).

98. “Senior Notes” means the Senior Convertible Notes, the HiMEDS Notes and the Junior Subordinated Debentures issued under the Senior Indentures.

99. “Senior Notes Claim” means a General Unsecured Claim arising from or relating to the Senior Notes, but excludes any HiMEDS Contract Adjustment Payments.

100. “State Street” means State Street Bank and Trust Company of Connecticut, National Association.

101. “Statutory Trust III Debentures” means BUFC’s Floating Rate Junior Subordinated Deferrable Interest Debentures due 2032 issued pursuant to the Statutory Trust III Indenture.

102. “Statutory Trust III Indenture” means the Indenture, dated as of September 26, 2002, by and between BUFC and the Statutory Trust III Indenture Trustee.

103. “Statutory Trust III Indenture Trustee” means Law Debenture Trust Company of New York, as successor trustee to U.S. Bank, as successor trustee to State Street, with respect to the Statutory Trust III Debentures.

104. “Statutory Trust IV Debentures” means BUFC’s Floating Rate Junior Subordinated Deferrable Interest Debentures due 2032 issued pursuant to the Statutory Trust IV Indenture.

105. “Statutory Trust IV Indenture” means the Indenture, dated as of November 15, 2002, by and between BUFC and the Statutory Trust IV Indenture Trustee.

106. “Statutory Trust IV Indenture Trustee” means Law Debenture Trust Company of New York, as successor trustee to U.S. Bank, as successor trustee to State Street, with respect to the Statutory Trust IV Debentures.

107. “Statutory Trust V Debentures” means BUFC’s Floating Rate Junior Subordinated Deferrable Interest Debentures due 2032 issued pursuant to the Statutory Trust V Indenture.

108. “Statutory Trust V Indenture” means the Indenture, dated as of December 19, 2002, by and between BUFC and the Statutory Trust V Indenture Trustee.

109. “Statutory Trust V Indenture Trustee” means Law Debenture Trust Company of New York, as successor trustee to U.S. Bank, as successor trustee to State Street, with respect to the Statutory Trust V Debentures.

110. “Statutory Trust VI Debentures” means BUFC’s Floating Rate Junior Subordinated Deferrable Interest Debentures due 2033 issued pursuant to the Statutory Trust VI Indenture.

111. “Statutory Trust VI Indenture” means the Indenture, dated as of March 26, 2003, by and between BUFC and the Statutory Trust VI Indenture Trustee.

112. “Statutory Trust VI Indenture Trustee” means Law Debenture Trust Company of New York, as successor trustee to U.S. Bank, with respect to the Statutory Trust VI Debentures.

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113. “Statutory Trust VII Debentures” means BUFC’s Floating Rate Junior Subordinated Deferrable Interest Debentures 2033 issued pursuant to the Statutory Trust VII Indenture.

114. “Statutory Trust VII Indenture” means the Indenture, dated as of April 10, 2003, by and between BUFC, as issuer, and the Statutory Trust VII Indenture Trustee.

115. “Statutory Trust VII Indenture Trustee” means Law Debenture Trust Company of New York, as successor trustee to Wilmington Trust, with respect to the Statutory Trust VII Debentures.

116. “Statutory Trust VIII Debentures” means BUFC’s Floating Rate Junior Subordinated Deferrable Interest Debentures due 2034 issued pursuant to the Statutory Trust VIII Indenture.

117. “Statutory Trust VIII Indenture” means the Indenture, dated as of November 30, 2004, by and between BUFC, as issuer, and the Statutory Trust VIII Indenture Trustee.

118. “Statutory Trust VIII Indenture Trustee” means Law Debenture Trust Company of New York, as successor trustee to Wilmington Trust, with respect to the Statutory Trust VIII Debentures.

119. “Statutory Trust IX Debentures” means BUFC’s Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2034 issued pursuant to the Statutory Trust IX Indenture.

120. “Statutory Trust IX Indenture” means the Indenture, dated as of November 30, 2004, by and between BUFC, as issuer and the Statutory Trust IX Indenture Trustee.

121. “Statutory Trust IX Indenture Trustee” means Law Debenture Trust Company of New York, as successor trustee to Wilmington Trust, with respect to the Statutory Trust IX Debentures.

122. “Statutory Trust X Debentures” means BUFC’s Junior Subordinated Debt Securities due 2036 issued pursuant to the Statutory Trust X Indenture.

123. “Statutory Trust X Indenture” means the Indenture, dated as of October 3, 2006, by and between BUFC, as issuer, and the Statutory X Indenture Trustee.

124. “Statutory Trust X Indenture Trustee” means Law Debenture Trust Company of New York, as successor trustee to Deutsche Bank National Trust Company, as successor to Wells Fargo, with respect to the Statutory Trust X Debentures.

125. “Statutory Trust XI Debentures” means BUFC’s Floating Rate Junior Subordinated Deferrable Interest Debentures due 2037 issued pursuant to the Statutory Trust XI Indenture.

126. “Statutory Trust XI Indenture” means the Indenture, dated as of March 15, 2007, by and between BUFC, as issuer and the Statutory Trust XI Indenture Trustee.

127. “Statutory Trust XI Indenture Trustee” means Law Debenture Trust Company of New York, as successor trustee to Wilmington Trust, with respect to the Statutory Trust XI Debentures.

128. “Statutory Trust XII Debentures” means BUFC’s Floating Rate Junior Subordinated Deferrable Interest Debentures due 2037 issued pursuant to the Statutory Trust XII Indenture.

129. “Statutory Trust XII Indenture” means the Indenture, dated as of September 20, 2007, by and between BUFC, as issuer and the Statutory Trust XII Indenture Trustee.

130. “Statutory Trust XII Indenture Trustee” means Law Debenture Trust Company of New York, as successor trustee to Wilmington Trust, with respect to the Statutory Trust XII Debentures.

131. “Subordinated Indenture Trustees” means the Statutory Trust III Indenture Trustee, the Statutory Trust IV Indenture Trustee, the Statutory Trust V Indenture Trustee, the Statutory Trust VI Indenture Trustee, the Statutory Trust VII Indenture Trustee, the Statutory Trust VIII Indenture Trustee, the Statutory Trust IX Indenture

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Trustee, the Statutory Trust X Indenture Trustee, the Statutory Trust XI Indenture Trustee, the Statutory Trust XII Indenture Trustee, and the HiMEDS Indenture Trustee (solely with respect to the HiMEDS Contract Adjustment Payments, and not with respect to the HiMEDS Notes), in each case including any predecessor Indenture Trustee.

132. “Subordinated Indentures” means the Statutory Trust III Indenture, the Statutory Trust IV Indenture, the Statutory Trust V Indenture, the Statutory Trust VI Indenture, the Statutory Trust VII Indenture, the Statutory Trust VIII Indenture, the Statutory Trust IX Indenture, the Statutory Trust X Indenture, the Statutory Trust XI Indenture, the Statutory Trust XII Indenture, and the HiMEDS Indenture (solely with respect to the HiMEDS Contract Adjustment Payments, and not with respect to the HiMEDS Notes).

133. “Subordinated Notes Claim” means a General Unsecured Claim arising from or relating to the Trust Preferred Subordinated Debentures or the HiMEDS Contract Adjustment Payments.

134. “Tax Refunds Litigation” means the adversary proceeding styled BankUnited Financial Corporation, et al. v. FDIC Receiver, Adversary No. 10-02872 (Bankr. S.D. Fla.), which seeks, among other things, a determination of whether certain tax refunds are property of Debtor BUFC’s estate or, in the alternative, are property of the FDIC-R.

135. “Trustee Fees” means reasonable, documented fees, disbursements, advances and expenses (including, without limitation, professional fees and expenses, and payments made or to be made in connection with indemnity Claims) of each Indenture Trustee incurred pursuant to the respective Indenture and related documents after the Petition Date (including, without limitation, in connection with carrying out their duties as provided for under the applicable Indenture, service on the Committee or the Plan Committee, and in connection with Distributions under the Plan).

136. “Trust Preferred Securities” means, collectively, the Trust Preferred Securities III, the Trust Preferred Securities IV, the Trust Preferred Securities V, the Trust Preferred Securities VI, the Trust Preferred Securities VII, the Trust Preferred Securities VIII, the Trust Preferred Securities IX, the Trust Preferred Securities X, the Trust Preferred Securities XI, and the Trust Preferred Securities XII.

137. “Trust Preferred Securities III” means the Capital Securities issued pursuant to the Amended and Restated Declaration of the BankUnited Statutory Trust III, dated September 26, 2002, by and between Law Debenture Trust Company of New York, as successor Institutional Trustee and BUFC as Sponsor.

138. “Trust Preferred Securities IV” means the Capital Securities issued pursuant to the Amended and Restated Declaration of the BankUnited Statutory Trust IV, dated November 15, 2002, by and between Law Debenture Trust Company of New York, as successor Institutional Trustee and BUFC as Sponsor.

139. “Trust Preferred Securities V” means the Capital Securities issued pursuant to the Amended and Restated Declaration of the BankUnited Statutory Trust V, dated December 19, 2002, by and between Law Debenture Trust Company of New York, as Institutional Trustee and BUFC as Sponsor.

140. “Trust Preferred Securities VI” means the Capital Securities issued pursuant to the Amended and Restated Declaration of the BankUnited Statutory Trust VI, dated March 26, 2003, by and between Law Debenture Trust Company of New York, as Institutional Trustee and BUFC as Sponsor.

141. “Trust Preferred Securities VII” means the MMCapS Floating Rate Capital Securities of BankUnited Statutory Trust VII issued pursuant to the Amended and Restated Declaration of the BankUnited Statutory Trust VII dated April 10, 2003, by and between Wilmington Trust, as Delaware Trustee and Institutional Trustee (and now Law Debenture Trust Company of New York, as successor trustee), and BUFC as Sponsor.

142. “Trust Preferred Securities VIII” means the 15,000 Floating Rate Capital Securities of BankUnited Statutory Trust VIII issued pursuant to the Amended and Restated Declaration of the BankUnited Statutory Trust VIII, dated November 30, 2004, by and among Wilmington Trust, as Delaware Trustee and Institutional Trustee (and now Law Debenture Trust Company of New York, as successor trustee), BUFC as Sponsor, and Humberto Lopez, Roberto Diaz and Thomas Powell as Administrators.

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143. “Trust Preferred Securities IX” means the 15,000 Fixed/Floating Rate Capital Securities of BankUnited Statutory Trust IX issued pursuant to the Amended and Restated Declaration of the BankUnited Statutory Trust IX, dated November 30, 2004, by and among Wilmington Trust, as Delaware Trustee and Institutional Trustee (and now Law Debenture Trust Company of New York, as successor trustee), BUFC as Sponsor, and Humberto Lopez, Roberto Diaz and Thomas Powell as Administrators.

144. “Trust Preferred Securities X” means the Capital Securities and Common Securities issued pursuant to the Amended and Restated Declaration of Statutory Trust X, dated October 3, 2006 by and between Deutsche Bank Trust Company Delaware, as Delaware Trustee, Law Debenture Trust Company of New York, as Institutional Trustee, BUFC, as Sponsor, and Bernardo Agrudin and David Green as Administrators.

145. “Trust Preferred Securities XI” means the 50,000 Floating Rate Capital Securities of BankUnited Statutory Trust XI issued pursuant to the Amended and Restated Declaration of the BankUnited Statutory Trust XI, dated March 15, 2007, by and among Wilmington Trust, as Delaware Trustee and Institutional Trustee (and now Law Debenture Trust Company of New York, as successor trustee), BUFC as Sponsor, and Bernardo Agrudin and David Green as Administrators.

146. “Trust Preferred Securities XII” means the 7,500 Floating Rate Capital Securities of BankUnited Statutory Trust XII issued pursuant to the Amended and Restated Declaration of the BankUnited Statutory Trust XII, dated September 20, 2007, by and between Wilmington Trust, as Delaware Trustee and Institutional Trustee (and now Law Debenture Trust Company of New York, as successor trustee), BUFC as Sponsor, and Elsa C. Soler and David Green as Administrators.

147. “Trust Preferred Subordinated Debentures” means, collectively, the Statutory Trust III Debentures, Statutory Trust IV Debentures, Statutory Trust V Debentures, Statutory Trust VI Debentures, Statutory Trust VII Debentures, Statutory Trust VIII Debentures, Statutory Trust IX Debentures, Statutory Trust X Debentures, Statutory Trust XI Debentures, and Statutory Trust XII Debentures.

148. “Uniform Bar Date” means November 17, 2009, as established in the Bar Date Order.

149. “Unimpaired” means, with respect to a Claim, Interest, or Class of Claims or Interests, not “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

150. “U.S. Bank” means U.S. Bank, National Association.

151. “U.S. Trustee” means the United States Trustee appointed under section 591 of title 28 of the United States Code to serve in the Southern District of Florida.

152. “Wells Fargo” means Wells Fargo Bank, National Association.

153. “Wilmington Trust” means Wilmington Trust Company.

154. “Wind Down” means the wind down and dissolution of Liquidating BankUnited following the Effective Date as set forth in Article IV.F hereof.

B.	Rules of Interpretation

1. For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neutral gender shall include the masculine, feminine and the neutral gender; (b) any reference herein to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been filed or to be filed shall mean that document or exhibit, as it may thereafter be amended, modified or supplemented; (d) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (e) the words “herein,” “hereof” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (h) any term used in capitalized

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form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; and (i) any reference to an authorization given or action taken by Liquidating BankUnited also means an authorization given or action taken by the Plan Administrator, as applicable.

2. The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or Allowed hereby.

3. All references herein to monetary figures shall refer to currency of the United States of America.

C.	Exhibits

The Plan Supplement shall include, among other things: (i) a list of executory contracts, if any, to be assumed; (ii) the charters of each of the entities comprising Liquidating BankUnited, to the extent it is determined that a charter is necessary; and (iii) to the extent the Committee decides, in its sole discretion, to add a fifth member to the Plan Committee, the identity of such Entity. The Plan Supplement shall be filed with the Clerk of the Bankruptcy Court not later than five (5) days prior to the deadline for filing objections to confirmation of the Plan. Such exhibits may be inspected in the office of the Clerk of the Bankruptcy Court during normal hours of operation of the Bankruptcy Court and shall also be posted by the Committee’s notice and solicitation agent, Epiq Bankruptcy Solutions, LLC, at http://dm.epiq11.com/BankUnited. Holders of Claims or Interests may also obtain a copy of such exhibits, once filed, by calling Epiq Bankruptcy Solutions, LLC at (646) 282-2400 or by a written request sent to the following addresses:

Epiq Bankruptcy Solutions, LLC

Attn: BankUnited

757 Third Avenue, 3rd Floor

New York, NY 10017

ARTICLE II.

ADMINISTRATIVE AND PRIORITY CLAIMS

A.	Administrative Claims

Subject to the provisions of sections 328, 330(a) and 331 of the Bankruptcy Code, the Debtors, Liquidating BankUnited or the Plan Administrator, as applicable, shall pay each Holder of an Allowed Administrative Claim the full unpaid amount of such Allowed Administrative Claim in Cash: (i) on the Effective Date or as soon as practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as practicable thereafter); (ii) if such Claim is Allowed after the Effective Date, on the date such Claim is Allowed or as soon as practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due); (iii) at such later time as may be agreed upon by such Holder and Liquidating BankUnited or the Plan Administrator, as applicable; or (iv) at such time and upon such terms as set forth in an order of the Bankruptcy Court. All payments of Allowed Administrative Claims shall be allocated among each of the Debtors based on the nature of the work performed.

B.	Priority Tax Claims

Liquidating BankUnited or the Plan Administrator, as applicable, shall pay each Holder of an Allowed Priority Tax Claim the full unpaid amount of such Allowed Priority Tax Claim in Cash, on or as soon as practicable after the latest of: (i) the Effective Date; (ii) the date such Allowed Priority Tax Claim becomes Allowed; and (iii) the date such Allowed Priority Tax Claim is payable under applicable non-bankruptcy law. All payments of Allowed Priority Tax Claims shall be allocated to the Debtor’s Estate against which such Priority Tax Claim was Allowed.

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ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Summary

1. This Plan constitutes a chapter 11 plan for each of the Debtors, BankUnited Financial Corporation, BankUnited Financial Services, Incorporated and CRE America Corporation. Except for Administrative Claims and Priority Tax Claims, all Claims against and Interests in each of the Debtors are placed in Classes. In accordance with section 1123(a)(1) of the Bankruptcy Code, the Plan does not classify Administrative Claims or Priority Tax Claims, as described in Article II. In addition, these Chapter 11 Cases have been consolidated for administrative purposes only. No substantive consolidation has been sought or is otherwise proper. The treatment for each Claim set forth below identifies the particular Estate from which such claim is to be satisfied. The assets of each Estate shall be used to satisfy only the claims of that Estate and shall not be used to satisfy or otherwise reduce the Claims of any other Estate.

2. Each of the tables in Article III.A.3, Article III.A.4 and Article III.A.5 classifies Claims against and Interests in each of the Debtors for all purposes, including voting, confirmation and Distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. The Plan deems a Claim or Interest to be classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class, other than for voting purposes, only to the extent that any such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

3. Summary of Classification and Treatment of Classified Claims and Interests of BUFC

Class	Claim	Status	Voting Rights
1	BUFC Secured Claims	Unimpaired	No (deemed to accept)
2	BUFC Priority Claims	Unimpaired	No (deemed to accept)
3	Senior Notes Claims	Impaired	Yes
4	BUFC General Unsecured Claims	Impaired	Yes
5	Subordinated Notes Claims	Impaired	Yes
6	BUFC Preferred Stock Interests	Impaired	No (deemed to reject)
7	BUFC Common Stock Interests	Impaired	No (deemed to reject)

4. Summary of Classification and Treatment of Classified Claims and Interests of BUFS

Class	Claim	Status	Voting Rights
1	BUFS Secured Claims	Unimpaired	No (deemed to accept)
2	BUFS General Unsecured Claims	Impaired	Yes
3	BUFS Stock Interests	Impaired	Yes

5. Summary of Classification and Treatment of Classified Claims and Interests of CRE

Class	Claim	Status	Voting Rights
1	CRE General Unsecured Claims	Impaired	Yes
2	CRE Stock Interests	Impaired	Yes

B.	Classification and Treatment of Claims and Interests of BUFC

1. Class 1—BUFC Secured Claims

(a) Classification: Class 1 consists of all BUFC Secured Claims.

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(b) Impairment and Voting: Class 1 is Unimpaired by the Plan. Each Holder of a BUFC Secured Claim is presumed to accept and therefore is not entitled to vote to accept or reject the Plan.

(c) Treatment: Except to the extent that a Holder of a BUFC Secured Claim agrees to a less favorable treatment for such Holder, in exchange for full and final satisfaction, settlement, release and discharge of each BUFC Secured Claim, each Holder of an Allowed BUFC Secured Claim shall, at the sole option of BUFC (with the consent of the Committee), Liquidating BankUnited or the Plan Administrator, as applicable: (i) be paid in full in Cash, (ii) receive the collateral securing its Allowed BUFC Secured Claim, plus postpetition interest to the extent required under section 506(b) of the Bankruptcy Code, or (iii) receive other treatment rendering such BUFC Secured Claim Unimpaired, in each case on the later of the Effective Date and the date such BUFC Secured Claim becomes an Allowed BUFC Secured Claim, or as soon as practicable thereafter.

2. Class 2—BUFC Priority Claims

(a) Classification: Class 2 consists of all BUFC Priority Claims.

(b) Impairment and Voting: Class 2 is Unimpaired by the Plan. Each Holder of a BUFC Priority Claim is presumed to accept and therefore is not entitled to vote to accept or reject the Plan.

(c) Treatment: On or as soon as practicable after the Effective Date, Liquidating BankUnited or the Plan Administrator, as applicable, shall pay each Holder of an Allowed BUFC Priority Claim, in full and final satisfaction of such Allowed BUFC Priority Claim, cash equal to the full amount of its Claim, unless the Holder otherwise agrees to less favorable treatment, on or as soon as practicable after the latest of: (i) the Effective Date; (ii) the date such Allowed BUFC Priority Claim becomes Allowed; and (iii) the date such Allowed BUFC Priority Claim is payable under applicable non-bankruptcy law.

3. Class 3—Senior Notes Claims

(a) Classification: Class 3 consists of all Senior Notes Claims.

(b) Impairment and Voting: Class 3 is Impaired by the Plan. Each Holder of a Claim that, if Allowed, would constitute a Senior Notes Claim, is entitled to vote to accept or reject the Plan.

(c) Allowance: The Senior Notes Claims shall be Allowed in the aggregate amount of $320,537,238.89, comprised of: (a) $120,843,750.00 on account of the Senior Convertible Notes, (b) $187,092,988.89 on account of the HiMEDS Notes (but not including the HiMEDS Contract Adjustment Payments); and (c) $12,600,500.00 on account of the Junior Subordinated Debentures. The Allowed Senior Notes Claims shall not be subject to any reductions, setoff, recharacterization, subordination (equitable, contractual or otherwise), counterclaim, defense, disallowance, impairment, objection or any challenges under applicable law or regulation, provided, however, that nothing set forth in this paragraph or elsewhere in this Plan is intended to waive, release or otherwise compromise avoidance actions, if any, arising under chapter 5 of the Bankruptcy Code, or objections, if any, to Senior Notes Claims pursuant to section 502(d) of the Bankruptcy Code.

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(d) Treatment: Liquidating BankUnited or the Plan Administrator, as applicable, shall distribute to the appropriate Senior Indenture Trustee, for the benefit of the Holders of Allowed Senior Notes Claims, on the Initial Distribution Date and each Quarterly Distribution Date thereafter, a Pro Rata Distribution of: (i) Net Free Cash as such Net Free Cash is available on such distribution date; and (ii) until such time as all Allowed Senior Notes Claims have been satisfied in full, such additional Net Free Cash as would have been redistributed by the Subordinated Indenture Trustees to the Senior Indenture Trustees on account of Allowed Senior Notes Claims pursuant to the subordination provisions of the relevant Indentures, less any Trustee Fees incurred by the Subordinated Indenture Trustees. The distribution described in this section shall be in full satisfaction, settlement, release and compromise of and in exchange for each Senior Notes Claim against the Debtors’ Estates.

4. Class 4—BUFC General Unsecured Claims

(a) Classification: Class 4 consists of all BUFC General Unsecured Claims.

(b) Impairment and Voting: Class 4 is Impaired by the Plan. Each Holder of a Claim that, if Allowed, would constitute a BUFC General Unsecured Claim, is entitled to vote to accept or reject the Plan.

(c) Treatment: Liquidating BankUnited or the Plan Administrator, as applicable, shall distribute to each Holder of an Allowed BUFC Unsecured Claim on the Initial Distribution Date and each Quarterly Distribution Date thereafter a Pro Rata Distribution of Net Free Cash as such Net Free Cash is available on such distribution date. The distribution described in this section shall be in full satisfaction, settlement, release and compromise of and in exchange for each BUFC General Unsecured Claim against the Debtors’ Estates.

5. Class 5—Subordinated Notes Claims

(a) Classification: Class 5 consists of all Subordinated Notes Claims.

(b) Impairment and Voting: Class 5 is Impaired by the Plan. Each holder of a Claim that, if Allowed, would constitute a Subordinated Notes Claim in Class 5 is entitled to vote to accept or reject the Plan.

(c) Allowance: The Subordinated Notes Claims shall be Allowed in the aggregate amount of $245,116,005.78, comprised of: (a) $184,511.11 on account of the HiMEDS Contract Adjustment Payments; (b) $26,735,411.20 on account of the Statutory Trust III Debentures; (c) $21,393,239.18 on account of Statutory Trust IV Debentures; (d); $16,026,577.42 on account of Statutory Trust V Debentures; (e) $18,835,308.57 on account of Statutory Trust VI Debentures; (f) $16,191,720.84 on account of Statutory Trust VII Debentures; (g) $15,892,918.31 on account of Statutory Trust VIII Debentures; (h) $16,091,320.63 on account of Statutory Trust IX Debentures; (i) $52,917,633.98 on account of Statutory Trust X Debentures; (j) $52,915,053.35 on account of Statutory Trust XI Debentures; (k) $7,932,311.19 on account of Statutory Trust XII Debentures. Except as provided elsewhere in the Plan, the Allowed Subordinated Notes Claims shall not be subject to any reductions, setoff, recharacterization, subordination (equitable, contractual or otherwise), counterclaim, defense, disallowance, impairment, objection or any challenges under applicable law or regulation, provided, however, that nothing set forth in this paragraph or elsewhere in this Plan is intended to waive, release or otherwise compromise avoidance actions, if any, arising under chapter 5 of the Bankruptcy Code, or objections, if any, to Subordinated Notes Claims pursuant to section 502(d) of the Bankruptcy Code.

(d) Treatment: Liquidating BankUnited or the Plan Administrator, as applicable, shall distribute to the appropriate Subordinated Indenture Trustee, for the benefit of the Holders of Allowed Subordinated Notes Claims, on the Initial Distribution Date and each Quarterly Distribution Date thereafter, a Pro Rata Distribution of Net Free Cash as such Net Free Cash is available on such distribution date. The distribution described in this section shall be in full satisfaction, settlement, release and compromise and in exchange for each Subordinated Notes Claim against the Debtors’ Estates.

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(e) Subordination and Redistribution: Prior to any distribution to the Subordinated Indenture Trustees on account of Subordinated Notes Claims, pursuant to Article III.B.5.d above, Liquidating BankUnited or the Plan Administrator, as applicable, shall redistribute to the appropriate Senior Indenture Trustee, for the benefit of the Holders of Allowed Senior Notes Claim, such portion of the Net Free Cash that otherwise would have been distributed to Holders of Allowed Subordinated Notes Claims, pursuant to the subordination provisions of the relevant Indentures, less any Trustee Fees incurred by the Subordinated Indenture Trustees, until such time as all Allowed Senior Notes Claims have been satisfied in full. The amount of Trustee Fees to be withheld from any redistribution contemplated by this section shall be set forth in a notice prepared by the relevant Subordinated Indenture Trustee and delivered to the Senior Indenture Trustees. The amount of fees set forth in such a notice shall be paid over to such Subordinated Indenture Trustee.

6. Class 6—BUFC Preferred Stock Interests

(a) Classification: Class 6 consists of all BUFC Preferred Stock Interests.

(b) Impairment and Voting: Class 6 is Impaired by the Plan. Each Holder of a BUFC Preferred Stock Interest in Class 6 is conclusively presumed to reject the Plan and is not entitled to vote to accept or reject the Plan.

(c) Treatment: No Holder of BUFC Preferred Stock Interests shall receive any Distribution. As set forth in Article IV.G., immediately upon the Effective Date, the BUFC Preferred Stock Interests shall be cancelled, terminated and of no further force or effect.

7. Class 7—BUFC Common Stock Interests

(a) Classification: Class 7 consists of all BUFC Common Stock Interests.

(b) Impairment and Voting: Class 7 is Impaired by the Plan. Each Holder of a BUFC Common Stock Interest in Class 7 is conclusively presumed to reject the Plan and is not entitled to vote to accept or reject the Plan.

(c) Treatment: No Holder of BUFC Common Stock Interests shall receive any Distribution. Pursuant to Article IV.G, immediately upon the Effective Date, the BUFC Common Stock Interests shall be cancelled, terminated and of no further force or effect.

C.	Classification and Treatment of Claims and Interests of BUFS

1. Class 1—BUFS Secured Claims

(a) Classification: Class 1 consists of all BUFS Secured Claims.

(b) Impairment and Voting: Class 1 is Unimpaired by the Plan. Each Holder of a BUFS Secured Claim is presumed to accept and therefore is not entitled to vote to accept or reject the Plan.

(c) Treatment: Except to the extent that a Holder of a BUFS Secured Claim agrees to a less favorable treatment for such Holder, in exchange for full and final satisfaction, settlement, release and discharge of each BUFS Secured Claim, each Holder of an Allowed BUFS Secured Claim shall, at the sole option of Debtor BUFS (with the consent of the Committee), Liquidating BankUnited or the Plan Administrator, as applicable: (i) be paid in full in Cash, (ii) receive the collateral securing its Allowed BUFS Secured Claim, plus postpetition interest to the extent required under section 506(b) of the Bankruptcy Code, or (iii) receive other treatment rendering such BUFS Secured Claim Unimpaired, in each case on the later of the Effective Date and the date such BUFS Secured Claim becomes an Allowed BUFS Secured Claim, or as soon as practicable thereafter.

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2. Class 2—BUFS General Unsecured Claims

(a) Classification: Class 2 consists of all BUFS General Unsecured Claims.

(b) Impairment and Voting: Class 2 is Impaired by the Plan. Each Holder of a Claim that, if Allowed, would constitute a BUFS General Unsecured Claim in Class 2 is entitled to vote to accept or reject the Plan.

(c) Treatment: In full satisfaction, settlement, release, and compromise of and in exchange for each BUFS General Unsecured Claim, each Holder of an Allowed BUFS General Unsecured Claim shall receive on the Initial Distribution Date and each Quarterly Distribution Date thereafter a Pro Rata Distribution of Net Free Cash as such Net Free Cash is available on such distribution date. The Pro Rata Distribution available to holders of Allowed BUFS General Unsecured Claims shall be limited by the value of BUFS’s Assets.

3. Class 3—BUFS Stock Interests

(a) Classification: Class 3 consists of all BUFS Stock Interests.

(b) Impairment and Voting: Class 3 is Impaired by the Plan. BUFC, as sole Holder of the BUFS Stock Interests in Class 3, is entitled to vote to accept or reject the Plan.

(c) Treatment: If, and only if, Net Free Cash remains in BUFS after satisfaction of all Allowed Claims against BUFS, BUFC, as sole holder of the BUFS Stock Interests, shall receive a Distribution of all remaining Net Free Cash of BUFS and any other Assets comprising the BUFS Estate. If no Net Free Cash remains in BUFS after satisfaction of all Allowed Claims against BUFS, then, on the earliest date following the Effective Date upon which a determination can be made that no Net Free Cash remains in BUFS, all BUFS Stock Interests shall be transferred to the Plan Administrator.

D.	Classification and Treatment of Claims and Interests of CRE

1. Class 1—CRE General Unsecured Claims

(a) Classification: Class 1 consists of all CRE General Unsecured Claims.

(b) Impairment and Voting: Class 1 is Impaired by the Plan. Each Holder of a Claim that, if Allowed, would constitute a CRE General Unsecured Claim in Class 1 is entitled to vote to accept or reject the Plan.

(c) Treatment: In full satisfaction, settlement, release, and compromise of and in exchange for each CRE General Unsecured Claim, each Holder of an Allowed CRE General Unsecured Claim shall receive on the Initial Distribution Date and each Quarterly Distribution Date thereafter a Pro Rata Distribution of Net Free Cash as such Net Free Cash is available on such distribution date.

2. Class 2—CRE Stock Interests

(a) Classification: Class 2 consists of all CRE Stock Interests.

(b) Impairment and Voting: Class 2 is Impaired by the Plan. BUFC, as sole Holder of the CRE Stock Interests in Class 2, is entitled to vote to accept or reject the Plan.

(c) Treatment: If, and only if, Net Free Cash remains in CRE after satisfaction of all Allowed Claims against CRE, BUFC, as sole holder of the CRE Stock Interests, shall receive a Distribution of all remaining Net Free Cash of CRE and any other Assets comprising the CRE Estate. If no Net Free Cash or any other Assets remain in CRE after satisfaction of all Allowed Claims against CRE, then, on the earliest date following the Effective Date upon which a determination can be made that no Net Free Cash or any other Assets remain in CRE, all CRE Stock Interests shall be transferred to the Plan Administrator.

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ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Appointment of a Plan Administrator and a Plan Committee

On the Effective Date, a Plan Administrator and Plan Committee shall be appointed. The duties, powers and obligations of the Plan Administrator and the Plan Committee shall be set forth in the Plan Administrator Agreement. Among other things, the Plan Administrator, supervised by and consulting with the Plan Committee, shall be responsible for implementing the Plan, including monetizing or abandoning all of Liquidating BankUnited’s assets, pursuing or abandoning all Causes of Action, resolving all Claims, and distributing Net Free Cash pursuant to the Plan. The Plan Administrator Agreement is attached hereto as Exhibit A.

B.	Fees and Expenses of Liquidating BankUnited

Except as otherwise ordered by the Bankruptcy Court, any reasonable fees or expenses of Liquidating BankUnited or the Plan Administrator, as applicable (including, without limitation, the reasonable fees and expenses of professionals retained by Liquidating BankUnited or the Plan Administrator), shall be paid in accordance with the Plan Administrator Agreement.

C.	Periodic Reports to Be Filed by Liquidating BankUnited

The Plan Administrator shall File periodic reports regarding the administration of Liquidating BankUnited’s assets, the Distributions made by it and other matters required to be included in such report in accordance with the Plan Administrator Agreement.

D.	Directors/Officers/Equity/Assets of the Debtors on the Effective Date

On the Effective Date, the persons then acting as directors and officers of each of the Debtors shall be released and discharged from all further authority, duties, responsibilities and obligations relating to and arising from the Debtors or the Chapter 11 Cases. Nothing contained in this Article IV.D shall release the Debtors’ officers and directors from claims for actions taken before the Effective Date, including, but not limited to, any claims or actions set forth in the proposed complaint attached as Exhibit A to the Complaint Pursuant to 28 U.S.C. § 2201(a), 11 U.S.C. § 541 and Rule 7001(2) and (9) of the Federal Rules of Bankruptcy Procedure Seeking a Declaratory Judgment Determining the Validity, Priority and Extent of Interests in Claims Asserted Against Certain Former Officers of Debtor BankUnited Financial Corporation (ECF No. 1), Case No. 10-03075 (Bankr. S.D. Fla. May 25, 2010), other than as provided in Article IX.

E.	Plan Administrator

1. On the Effective Date, the Plan Administrator shall succeed to such powers as would have been applicable to the Debtors’ officers, directors and shareholders (subject, at all times, to the oversight of the Plan Committee), and Liquidating BankUnited shall be authorized to be (and, upon the conclusion of the Wind Down, shall be) dissolved by the Plan Administrator. All property of the Debtors’ Estates not Distributed to the Holders of Claims or Interests on the Effective Date shall be transferred to Liquidating BankUnited and managed and Distributed by the Plan Administrator pursuant to the terms of the Plan Administrator Agreement and the Plan and shall be held in the name of Liquidating BankUnited free and clear of all Liens, Claims, charges or other encumbrances against any of the Debtors and the Interests in the Debtors except for rights to such Distributions provided to Holders of Allowed Claims as provided herein.

2. As provided in the Plan Administrator Agreement, the Entity chosen to be the Plan Administrator shall have such qualifications and experience to enable it to perform its obligations under the Plan and under the Plan Administrator Agreement. Following the Effective Date and in the event of the resignation or removal, liquidation, dissolution, death or incapacity of the Plan Administrator, the Plan Committee shall designate another Entity to become Plan Administrator and such Entity will become the successor Plan Administrator and, without any further act, shall become fully vested with all of the rights, powers, duties and obligations of the predecessor Plan Administrator. The Plan Administrator’s reasonable costs and expenses shall be compensated and reimbursed by Liquidating BankUnited as set forth in, and in accordance with, the Plan Administrator Agreement.

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3. The Plan Administrator shall be deemed the representative of each of the Debtors’ Estates in accordance with section 1123 of the Bankruptcy Code and shall have all the rights and powers set forth in the Plan Administrator Agreement, including, without limitation (and except as otherwise provided in the Plan Administrator Agreement), the powers of a trustee under sections 704 and 1106 of the Bankruptcy Code and Bankruptcy Rule 2004, including, without limitation, the right to (a) effect all actions and execute all agreements, instruments and other documents necessary to implement the provisions of the Plan and the Plan Administrator Agreement, (b) prosecute, settle, abandon or compromise any Causes of Action, (c) make Distributions contemplated hereby, (d) establish and administer the Disputed Claims Reserve, (e) object to Claims and prosecute, settle, compromise, withdraw or resolve in any manner approved by the Bankruptcy Court objections to such claims, and (f) employ and compensate professionals and other agents, including one or more of the Professionals.

F.	Wind Down and Dissolution of the Debtors

After the Effective Date, Liquidating BankUnited shall remain in existence for the sole purpose of liquidation, distribution and dissolution. On and after the Effective Date, the Plan Administrator shall make Distributions under the Plan and shall implement the dissolution of each of the entities comprising Liquidating BankUnited and monetization of any assets of Liquidating BankUnited pursuant to the Plan Administrator Agreement, any other provision of the Plan and any applicable orders of the Bankruptcy Court, and the Plan Administrator shall have the power and authority to take any action necessary to wind down and dissolve each of the entities comprising Liquidating BankUnited. As soon as practicable after the Effective Date, the Plan Administrator shall: (a) take any action reasonably necessary to effectuate the Wind Down; (b) file for each of the entities comprising Liquidating BankUnited, a certificate of dissolution, together with all other necessary corporate and company documents, to effect the dissolution of Liquidating BankUnited under applicable non-bankruptcy law; (c) complete and file all final or otherwise required federal, state and local tax returns of the Debtors or Liquidating BankUnited, as applicable, and pursuant to section 505(b) of the Bankruptcy Code, request an expedited determination of any unpaid tax liability of any of the entities comprising Liquidating BankUnited, the Debtors or their Estates for any tax incurred during the administration of the Chapter 11 Cases, as determined under applicable tax laws; (d) take such other actions as the Plan Administrator may determine to be necessary or desirable to carry out the purposes of the Plan; and (e) comply with any regulatory requirements imposed on Liquidating BankUnited under applicable law. The filing by the Plan Administrator of certificates of dissolution on behalf of each of the entities comprising Liquidating BankUnited shall be authorized and approved in all respects without further action under applicable law, regulation, order or rule, including, without limitation, any action by the stockholders or the board of directors of the Debtors or Liquidating BankUnited, as applicable.

G.	Cancellation of Existing Securities and Agreements; Claims of Subordination

1. On the Effective Date, except to the extent otherwise provided herein, all notes, stock, instruments, certificates and other documents evidencing the Senior Notes Claims, the Subordinated Notes Claims and the BUFC Stock Interests, including the Senior Notes, the Trust Preferred Subordinated Debentures, the Trust Preferred Securities, the BUFC Common Stock Interests and the BUFC Preferred Stock Interests, shall be automatically canceled, shall be of no further force, whether surrendered for cancellation or otherwise, and the obligations of the Debtors’ Estates thereunder or in any way related thereto shall be terminated.

2. On the Effective Date, except to the extent otherwise provided herein, any indenture, guarantee or other agreement relating to any of the foregoing, including, without limitation, the Indentures, shall be automatically canceled and terminated, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors’ Estates thereunder shall be terminated.

3. As of the Effective Date, the transfer register or ledger maintained by the Indenture Trustees for the Senior Notes, the Trust Preferred Subordinated Debentures and the Trust Preferred Securities shall be closed, and there shall be no further changes in the record Holders of any Senior Notes, Trust Preferred Subordinated Debentures or Trust Preferred Securities.

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4. Notwithstanding Article IV.G.1 and Article IV.G.2, the Senior Notes, the Trust Preferred Subordinated Debentures, the Trust Preferred Securities and the Indentures shall continue in effect solely for purposes of (i) allowing the Indenture Trustees to receive Distributions under the Plan on behalf of the Holders of the Senior Notes and the Trust Preferred Subordinated Debentures, (ii) thereafter, allowing the Indenture Trustees to make Distributions to Holders of the Senior Notes and the Trust Preferred Subordinated Debentures, (iii) permitting the Indenture Trustees to maintain any rights and charging Liens they may have against distributions or property held or collected by the Indenture Trustees for fees, costs and expenses pursuant to the Indentures, or for indemnification as provided for under the Indentures; (iv) permitting the Indenture Trustees to serve on the Plan Committee after the Effective Date; (v) permitting, but not requiring, the Indenture Trustees to exercise their rights and obligations relating to the interests of their holders pursuant to the applicable Indentures; and (vi) permitting the Indenture Trustees to appear in these Chapter 11 Cases. The Senior Notes, the Trust Preferred Subordinated Debentures, the Trust Preferred Securities and the Indentures shall terminate completely upon completion of all Distributions by the Indenture Trustees to the Holders of the Senior Notes, the Trust Preferred Subordinated Debentures, and the Trust Preferred Securities, and the Indentures shall terminate and be dissolved upon completion of all Distributions by the Indenture Trustees to the Holders of the Senior Notes, the Trust Preferred Subordinated Debentures, and the Trust Preferred Securities. For the avoidance of doubt, after the performance by the Indenture Trustees or their respective Representatives of any duties that are required under the Plan, the Confirmation Order, and the Indentures, the Indenture Trustees and their respective Representatives shall be relieved of and released from all obligations arising under the Indentures and the Indenture Trustees and their respective Representatives shall be fully released and discharged.

5. As a precondition to payment of any Trustee Fees incurred prior to the Effective Date, each Indenture Trustee shall, at any time after the Effective Date and before the date that is thirty (30) days after the Effective Date, submit to Liquidating BankUnited or the Plan Administrator, as applicable, and the U.S. Trustee its invoices for payment of such Trustee Fees (including, if applicable, invoices of its predecessor Indenture Trustee). Each Indenture Trustee shall also submit a statement reflecting the total amount sought pursuant to such invoice to each other Indenture Trustee. Liquidating BankUnited or the Plan Administrator, as applicable, shall, as soon as practicable thereafter, but in no event earlier than twenty (20) days after receipt thereof, and unless the Plan Administrator objects thereto or has received an objection thereto from the U.S. Trustee, reimburse the Indenture Trustee in Cash for such Trustee Fees; provided, however, that in exchange for such payment, the Indenture Trustee shall not assert a charging Lien for such payment on any Distribution made to and retained by the Indenture Trustee under the Plan on behalf of the Holders of the Senior Notes Claims and the Subordinated Notes Claims. In the event any such objection as to reasonableness of the Trustee Fees (which shall be the only basis for objection) is made or received by the Plan Administrator (which objection shall be made in writing and served on the Plan Administrator, the U.S. Trustee and the Indenture Trustee whose Trustee Fees are the subject of such objection within twenty (20) days of receipt of the applicable invoice or statement, but need not be filed with the Bankruptcy Court), Liquidating BankUnited or the Plan Administrator, as applicable, shall, as soon as practicable after such objection period has run, reimburse such Indenture Trustee in Cash only for the unobjected to portion of such Trustee Fees. In the event the parties are unable to resolve the objection, the applicable Indenture Trustee may file a motion or application with the Bankruptcy Court in accordance with Article XI.A of the Plan seeking a determination concerning the reasonableness of such Trustee Fees or exercise their charging Lien under the applicable Indenture. Subsequent submissions by an Indenture Trustee of Trustee Fees incurred after the Effective Date may be made from time to time, but no more frequently than monthly, in the same manner (and with the same objection and payment procedures) as set forth above. Nothing herein shall be construed as an agreement by an Indenture Trustee to a waiver of its charging Lien for any amounts not paid pursuant to this Article, including, without limitation, any fees and expenses (including the fees and expenses of its professionals) accrued prior to or after the Petition Date. In the event an Indenture Trustee chooses to exercise its charging Lien rather than seek payment through the provisions of this Article, such Indenture Trustee may do so through a deduction of amounts received in any Distribution and no other filings or requests shall be necessary.

6. Notwithstanding Article IV.G.1 and Article IV.G.2, the Plan Administrator shall be deemed the holder of all equity interests in Liquidating BankUnited on and after the Effective Date solely to effectuate the terms hereof, provided, however, that, notwithstanding any provisions to the contrary contained in the Plan or Plan Administrator Agreement, the Plan Administrator shall not sell, convey or otherwise transfer any equity interest in Liquidating BankUnited absent: (a) the filing of a motion with the Bankruptcy Court; (b) notice to the Plan Committee; (c) entry of any order by the Bankruptcy Court authorizing any such sale, conveyance or other transfer

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in accordance with Article IV.E.3; (d) the filing of all appropriate forms by Liquidating BankUnited, prior to any such sale, conveyance or transfer, terminating any continuing reporting obligations under the Securities and Exchange Act of 1934, and any regulations promulgated thereunder; (e) confirmation that such sale, conveyance or transfer would not result in Liquidating BankUnited becoming a public reporting company under the Securities and Exchange Act of 1934, and any regulations promulgated thereunder; and (f) compliance with federal securities laws.

H.	Committee

As of the Effective Date, the Committee shall dissolve, and its members shall be released and discharged from all further authority, duties, responsibilities and obligations relating to and arising from the Chapter 11 Cases. The retention and employment of the Professionals retained by the Committee shall terminate as of the Effective Date, provided, however, that the Committee shall exist, and its Professionals shall be retained, after such date solely with respect to applications Filed pursuant to sections 330 and 331 of the Bankruptcy Code.

I.	Vesting of Assets in Liquidating BankUnited

Except as otherwise provided in this Plan or in any agreement, instrument or other document relating thereto, on or after the Effective Date pursuant to section 1141 of the Bankruptcy Code, all property of the Debtors’ Estates and any property acquired by the Debtors pursuant hereto shall vest in the appropriate entity comprising Liquidating BankUnited, free and clear of all Liens, Claims, charges or other encumbrances. For the avoidance of doubt, all property of the Estate of Debtor BUFC shall vest in Liquidating BUFC, all property of the Estate of Debtor BUFS shall vest in Liquidating BUFS and all property of the Estate of Debtor CRE shall vest in Liquidating CRE, subject to the terms of this Plan. Except as may be provided in this Plan, the Plan Administrator Agreement or the Confirmation Order, on and after the Effective Date, Liquidating BankUnited may use, acquire or dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

J.	Deregistration

As soon after the Effective Date as is practicable, the Plan Administrator shall take such action as is reasonably necessary to relieve Liquidating BankUnited of the obligation to file periodic reports with the United States Securities and Exchange Commission or to otherwise comply with the statutory or regulatory requirements of a publicly traded company, including, but not limited to, seeking to deregister the BUFC Stock Interests. To the extent relief or deregistration is not possible or feasible under applicable law, the Plan Administrator shall continue to comply with the reporting and other obligations of a public company under the Securities Act of 1933 and the Securities and Exchange Act of 1934, and any regulations promulgated thereunder.

K.	Intercompany Claims and Interests

Intercompany Claims shall be preserved, unless otherwise agreed or resolved between the parties to a given Intercompany Claim or otherwise released by operation of the Plan. Any such transaction may be effected without any further action by the stockholders of any of the Debtors. Intercompany Interests shall be treated as set forth in Article III.C.3 and Article III.D.2 hereof.

L.	Merger/Dissolution/Consolidation

On or as of the Effective Date or as soon as practicable thereafter, and without the need for any consent or approval, the Plan Administrator may, in its sole and absolute discretion, (i) take appropriate corporate action in its capacity as the sole shareholder of each of the entities comprising Liquidating BankUnited, CRE and BU Realty Corporation, to replace or appoint officers and directors and any other appropriate actions, including, but not limited to, dismissing the chapter 11 case of CRE or converting the chapter 11 bankruptcy case of CRE to a case under chapter 7 of the Bankruptcy Code; (ii) cause any of the Liquidating BankUnited subsidiaries to be merged, dissolved, or otherwise consolidated with each other or with Liquidating BUFC, or (iii) engage in any other transaction with respect to the Liquidating BankUnited entities in furtherance of the Plan.

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ARTICLE V.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Initial Distribution Date

On the Initial Distribution Date or as soon thereafter as is reasonably practicable, Liquidating BankUnited or the Plan Administrator, as applicable, shall make the Distributions required to be made under the Plan.

B.	Disputed Claims Reserve

1. Establishment of Disputed Claims Reserve

On the Initial Distribution Date, and after making all Distributions required to be made on such date under the Plan, Liquidating BankUnited or the Plan Administrator, as applicable, shall establish a separate Disputed Claims Reserve for Disputed Claims, which Disputed Claims Reserve shall be administered by the Plan Administrator. Liquidating BankUnited or the Plan Administrator, as applicable, shall reserve in Cash the amount Holders of Disputed Claims would be entitled to receive under the Plan if all such Disputed Claims were to become Allowed Claims (or such lesser amount as may be estimated by the Bankruptcy Court in accordance with Article VI.D hereof).

2. Maintenance of Disputed Claims Reserve

To the extent that the property placed in the Disputed Claims Reserve consists of Cash, that Cash shall be deposited in an interest-bearing account. Liquidating BankUnited or the Plan Administrator, as applicable, shall hold Cash in the Disputed Claims Reserve in trust for the benefit of the Holders of Claims ultimately determined to be Allowed. The Plan Administrator shall, in its sole discretion, distribute such amounts (net of any expenses, including any taxes relating thereto), as provided herein and in the Plan Administrator Agreement, as such Disputed Claims are resolved by a Final Order, and such amounts will be distributable in respect of such Disputed Claims as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Effective Date.

C.	Quarterly Distributions

On each Quarterly Distribution Date or as soon thereafter as is reasonably practicable, Liquidating BankUnited or the Plan Administrator, as applicable, shall make the Distributions required to be made under the Plan on such date. Any Distribution that is not made on the Initial Distribution Date or on any other date specified herein because the Claim that would have been entitled to receive that Distribution is not an Allowed Claim on such date, shall be held by Liquidating BankUnited as applicable, in the Disputed Claims Reserve pursuant to Article V.B.2 and Distributed on the first Quarterly Distribution Date after such Claim is Allowed. No interest shall accrue or be paid on the unpaid amount of any Distribution paid on a Quarterly Distribution Date in accordance with this Article V.C.

D.	Record Date for Distributions

Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Distribution Record Date will be treated as the Holders of those Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to the transfer may not have expired by the Distribution Record Date. Liquidating BankUnited shall have no obligation to recognize any transfer of any Claim occurring after the Distribution Record Date. In making any Distribution with respect to any Claim, Liquidating BankUnited as applicable, shall be entitled instead to recognize and deal with, for all purposes hereunder, only the Entity that is listed on the Proof of Claim Filed with respect thereto or on the Schedules as the Holder thereof as of the close of business on the Distribution Record Date and upon such other evidence or record of transfer or assignment that is known to Liquidating BankUnited as applicable, as of the Distribution Record Date.

E.	Delivery of Distributions

1. General Provisions; Undeliverable Distributions

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Subject to Bankruptcy Rule 9010 and except as otherwise provided herein, Distributions to the Holders of Allowed Claims shall be made by Liquidating BankUnited or the Plan Administrator, as applicable, at (i) the address of each Holder as set forth in the Schedules, unless superseded by the address set forth on Proofs of Claim Filed by such Holder or (ii) the last known address of such Holder if no Proof of Claim is Filed or if the Debtor, Liquidating BankUnited or the Plan Administrator, as applicable, has been notified in writing of a change of address; provided, however, that Distributions paid by Liquidating BankUnited or the Plan Administrator, as applicable, for the benefit of Holders of Senior Notes Claims or Subordinated Notes Claims shall be made to the appropriate Indenture Trustee under the respective Indenture documents for such obligations. Each such Indenture Trustee may, in turn, establish a record date for Distributions and administer the Distributions to the respective Holders of Allowed Claims in accordance with the Plan and the applicable Indentures. The Indenture Trustees shall not be required to give any bond or surety or other security for the performance of their duties unless otherwise ordered by the Bankruptcy Court. The Indenture Trustees shall only be required to make Distributions in accordance with the terms of the Plan and the respective Indenture and shall have no liability for actions taken in accordance with the Plan or in reliance upon information provided to the Indenture Trustees in accordance with the Plan, except for liabilities resulting from their own gross negligence or willful misconduct. If any Distribution is returned as undeliverable, Liquidating BankUnited or the Plan Administrator, as applicable, may, in its discretion, make such efforts to determine the current address of the Holder of the Claim with respect to which the Distribution was made as Liquidating BankUnited or the Plan Administrator, as applicable, deems appropriate, but no Distribution to any Holder shall be made unless and until Liquidating BankUnited or the Plan Administrator, as applicable, has determined the then-current address of the Holder, at which time the Distribution to such Holder shall be made to the Holder without interest. Amounts in respect of any undeliverable Distributions made by Liquidating BankUnited or the Plan Administrator, as applicable, shall be returned to, and held in trust by, Liquidating BankUnited or the Plan Administrator, as applicable, until the Distributions are claimed or are deemed to be unclaimed property under section 347(b) of the Bankruptcy Code as set forth below in Article V.E.2. Liquidating BankUnited or the Plan Administrator, as applicable, shall have the discretion to determine how to make Distributions in the most efficient and cost-effective manner possible; provided, however, that its discretion may not be exercised in a manner inconsistent with any express requirements of the Plan or the Plan Administrator Agreement.

The Indenture Trustees shall only be required to act and make Distributions in accordance with the terms of the Plan and applicable Indenture Documents and shall have no (i) liability for actions taken in accordance with the Plan or in reliance upon information provided to it in accordance with the Plan or (ii) obligation or liability to any party who does not (A) hold a Claim as of the Distribution Record Date or (B) otherwise comply with the Plan, with respect to Distributions under the Plan.

2. Unclaimed Property

Except with respect to property not Distributed because it is being held in the Disputed Claims Reserve, Distributions that are not claimed by the expiration of one year from the Initial Distribution Date or Quarterly Distribution Date applicable to such Distribution, shall be deemed to be unclaimed property under section 347(b) of the Bankruptcy Code and shall vest or revest in Liquidating BankUnited, and the Claims with respect to which those Distributions are made shall be automatically canceled. After the expiration of such one-year period, the Claim of any Entity to those Distributions shall be discharged and forever barred. Nothing contained in the Plan shall require Liquidating BankUnited to attempt to locate any Holder of an Allowed Claim. Except as otherwise provided herein, all funds or other property that vests or revests in Liquidating BankUnited pursuant to this Article shall be distributed by the Plan Administrator in accordance with the provisions of the Plan or the Plan Administrator Agreement.

F.	Surrender of Canceled Instruments and Securities

1. Generally

Except to the extent evidenced by electronic entry, as a condition of receiving any Distribution under the Plan, each holder of a certificated instrument or note must surrender such instrument or note to the appropriate Indenture Trustee or the Plan Administrator or its designee. Any holder of such instrument or note that fails to (i) surrender such instrument or note or (ii) execute and deliver to the appropriate Indenture Trustee or the Plan Administrator to such party an affidavit of loss and/or indemnity reasonably satisfactory before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims and may not participate in any Distribution under the Plan. Any Distribution so forfeited shall become the property of the Plan Administrator for distribution to holders of Allowed Claims in accordance with the terms and provisions hereof.

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2. Failure to Surrender Canceled Instruments

If any Holder of an Allowed Claim evidenced by instruments, securities or other documentation canceled pursuant to Article IV.G hereof, fails to surrender such instrument, security or other documentation or comply with the provisions of Article V.F.1 hereof within one year after the Effective Date, its Claim for a Distribution under the Plan on account of such instrument, security, or other documentation shall be discharged, and such Holder shall be forever barred from asserting such Claim against Liquidating BankUnited or its property. In such case, any property held on account of such Claim shall be disposed of pursuant to the provisions set forth in Article V.E.2 hereof.

G.	Manner of Cash Payments Under the Plan or the Plan Administrator Agreement

Cash payments made pursuant to the Plan or the Plan Administrator Agreement shall be in United States dollars by checks drawn on a domestic bank selected by the Plan Administrator or by wire transfer from a domestic bank, at the option of the Plan Administrator.

H.	Time Bar to Cash Payments by Check

Checks issued by Liquidating BankUnited on account of Allowed Claims shall be null and void if not negotiated within 90 days after the date of issuance thereof. Requests for the reissuance of any check that becomes null and void pursuant to this Article V.H shall be made directly to the Plan Administrator by the Holder of the Allowed Claim to whom the check was originally issued. Any claim in respect of such voided check shall be made in writing on or before the later of the first anniversary of the Initial Distribution Date or Quarterly Distribution Date on which such check was issued. After that date, all Claims in respect of void checks shall be discharged and forever barred and the proceeds of those checks shall revest in and become the property of Liquidating BankUnited as unclaimed property in accordance with section 347(b) of the Bankruptcy Code and be distributed as provided in Article V.E.2.

I.	Compliance with Tax Requirements

In connection with making Distributions under the Plan, to the extent applicable, the Plan Administrator shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all Distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. The Plan Administrator may withhold the entire Distribution due to any Holder of an Allowed Claim until such time as such Holder provides the necessary information to comply with any withholding requirements of any governmental unit. Any property so withheld will then be paid by the Plan Administrator to the appropriate authority. If the Holder of an Allowed Claim fails to provide the information necessary to comply with any withholding requirements of any governmental unit within six (6) months from the date of first notification to the Holder of the need for such information or for the Cash necessary to comply with any applicable withholding requirements, then such Holder’s Distribution shall be treated as an undeliverable Distribution in accordance with Article V.E.

J.	No Payments of Fractional Dollars

Notwithstanding any other provision of the Plan to the contrary, no payment of fractional dollars shall be made pursuant to the Plan. Whenever any payment of a fraction of a dollar under the Plan would otherwise be required, the actual Distribution made shall reflect a rounding down of such fraction to the nearest whole dollar.

K.	Interest on Claims

Except as specifically provided for in the Plan or the Confirmation Order, interest shall not accrue on Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Petition Date to the date a final Distribution is made thereon if and after that Disputed Claim becomes an Allowed Claim. Except as expressly provided herein or in a Final Order of the Bankruptcy Court, no prepetition Claim shall be Allowed to the extent that it is for postpetition interest or other similar charges.

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L.	No Distribution in Excess of Allowed Amount of Claim

Notwithstanding anything to the contrary contained in the Plan, no Holder of an Allowed Claim shall receive in respect of that Claim any Distribution in excess of the Allowed amount of that Claim.

M.	Setoff and Recoupment

Liquidating BankUnited or the Plan Administrator, as applicable, may, but shall not be required to, set off against, or recoup from, any Claim and the Distributions to be made pursuant to the Plan in respect thereof, any Claims or defenses of any nature whatsoever that the Debtor, the Estate or Liquidating BankUnited may have against the Holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtor, the Estate, or Liquidating BankUnited of any right of setoff or recoupment that any of them may have against the Holder of any Claim.

ARTICLE VI.

DISPUTED CLAIMS

A.	No Distribution Pending Allowance

Notwithstanding any other provision of the Plan, the Plan Administrator shall not Distribute any Cash or other property on account of any Disputed Claim unless and until such Claim becomes Allowed.

B.	Resolution of Disputed Claims

Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, the Plan Administrator shall have the right to the exclusion of all others (except as to the Professionals’ applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code) to make, File, prosecute, settle, compromise, withdraw or resolve in any manner approved by the Bankruptcy Court, objections to Claims. The costs of pursuing the objections to Claims shall be borne by Liquidating BankUnited.

C.	Objection Deadline

All objections to Disputed Claims shall be Filed and served upon the Holders of each such Claim on or before the Claims Objection Bar Date, unless otherwise ordered by the Bankruptcy Court after notice and a hearing.

D.	Estimation of Claims

At any time, subsequent to the Effective Date, Liquidating BankUnited or the Plan Administrator, as applicable, may request that the Bankruptcy Court estimate any contingent or unliquidated Claim to the extent permitted by section 502(c) of the Bankruptcy Code regardless of whether the Debtor, Liquidating BankUnited or the Plan Administrator has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall have jurisdiction to estimate any Claim at any time during litigation concerning any objection to such Claim, including during the pendency of any appeal relating to any such objection.

E.	Disallowance of Claims

Except as otherwise agreed, any and all Proofs of Claim Filed after the Uniform Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice or action, order or approval of the Bankruptcy Court, and Holders of such Claims may not receive any Distributions on account of such Claims, unless on or before the Confirmation Date the Bankruptcy Court has entered an order deeming such Claim to be timely filed.

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ARTICLE VII.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases

1. Any executory contracts and unexpired leases that are listed in the Plan Supplement as executory contracts or unexpired leases to be assumed, or are to be assumed pursuant to the terms hereof, shall be deemed assumed by the Debtors as of immediately prior to the Effective Date, and the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of any such assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

2. The Plan shall constitute a motion to reject all executory contracts and unexpired leases not listed as assumed executory contracts or unexpired leases in the Plan Supplement, and the Debtors or Liquidating BankUnited, as applicable, shall have no further liability thereunder except with respect to Claims created by the rejection as set forth in Article VII.B. The entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of any such rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code and that the rejection thereof is in the best interests of the Debtors, their Estates and all parties in interest in the Chapter 11 Cases.

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

Claims created by the rejection of executory contracts and unexpired leases pursuant to Article VII.A of the Plan, or the expiration or termination of any executory contract or unexpired lease prior to the Effective Date, must be filed against the applicable Debtor or Debtors with the Bankruptcy Court and served on Liquidating BankUnited no later than thirty (30) days after the Effective Date. Any Claims arising from the rejection of an executory contract or unexpired lease pursuant to Article VII.A for which Proofs of Claim are not timely filed within that time period will be forever barred from assertion against the Debtors, Liquidating BankUnited, the Debtors’ Estates, their successors and assigns, and their assets and properties, unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein. All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article IX.D. Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed as provided herein shall be treated under the Plan as General Unsecured Claims against the applicable Debtor or Debtors against whom the Claim is filed and shall be subject to the provisions of Article III of the Plan.

ARTICLE VIII.

CONDITIONS PRECEDENT TO CONFIRMATION AND THE EFFECTIVE DATE

A.	Conditions to Confirmation:

The following are conditions precedent to entry of the Confirmation Order that must be satisfied or waived in accordance with Article VIII.C:

1. The Bankruptcy Court shall have approved the Disclosure Statement as containing adequate information with respect to the Plan within the meaning of section 1125 of the Bankruptcy Code.

2. All objections to confirmation of the Plan are either withdrawn, resolved or overruled.

3. The most current version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been Filed.

B.	Conditions Precedent to the Effective Date

The following are conditions precedent to the Effective Date that must be satisfied or waived in accordance with Article VIII.C:

1. The Confirmation Order shall not be stayed and shall be in full force and effect.

2. The Benefit Plans shall have been terminated in accordance with applicable law.

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3. The Plan Committee and the Plan Administrator shall have been appointed in accordance with the terms of the Plan and the Plan Administrator Agreement.

C.	Waiver of Conditions Precedent

The Committee may waive the occurrence of or modify any condition precedent in this Article VIII. Any such written waiver of a condition precedent set forth in this Article VIII may be effected at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan. The failure of the Committee to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time. Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action.

ARTICLE IX.

RELEASE, INJUNCTION AND RELATED PROVISIONS

A.	Exculpation

Notwithstanding anything contained in the Plan to the contrary, the Exculpated Parties shall neither have nor incur any liability to any Entity for any and all claims and Causes of Action arising after the Petition Date, including any act taken or omitted to be taken in connection with, or related to, formulating, negotiating, preparing, disseminating, implementing, administering, confirming or consummating the Plan, the Disclosure Statement, or any other contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other act taken after the Petition Date or omitted to be taken in connection with or in contemplation of the transactions occurring in the Chapter 11 Cases; provided, however, that the foregoing provisions shall (a) have no effect on the liability of any Exculpated Party that results from any act or omission that is determined in a Final Order to be solely due to such Exculpated Party’s own gross negligence, willful misconduct or, with respect to any Exculpated Party that acted in these Chapter 11 Cases as an attorney, ordinary malpractice; and (b) not preclude any Entity from objecting to Accrued Professional Compensation or fees and expenses previously awarded that if unpaid would constitute Accrued Professional Compensation, or Trustee Fees.

B.	No Release of Co-Obligor or Joint Tortfeasor

No provision of this Plan, including without limitation, any release or exculpation provision, shall modify, release, or otherwise limit the liability of any Entity other than the Exculpated Parties, including without limitation, any Entity that is a co-obligor, guarantor or joint tortfeasor of an Exculpated Party or that otherwise is liable under theories of vicarious or other derivative liability.

C.	Preservation of Rights of Action

1. Vesting of Causes of Action

(a) Except as otherwise provided in the Plan or Confirmation Order, in accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that the Debtors may hold against any Entity shall vest upon the Effective Date in Liquidating BankUnited.

(b) Except as otherwise provided in the Plan or Confirmation Order, after the Effective Date, the Plan Administrator shall have the exclusive right to institute, prosecute, abandon, settle or compromise any Causes of Action, in accordance with the terms of the Plan Administrator Agreement and without further order of the Bankruptcy Court, in any court or other tribunal, including, without limitation, in an adversary proceeding filed in any of the Chapter 11 Cases. Without limiting the generality of the foregoing, upon the Effective Date, the Plan Administrator, or Liquidating BankUnited, as applicable, shall be deemed substituted for the relevant Debtor (or the Committee) in any pending adversary proceedings to which one or more of the Debtors (or the Committee) were a party, including without limitation Adversary Proceeding Numbers 10-03075-LMI, 10-02872-LMI, 11-02798-LMI, 11-03055-LMI and 11-03056-LMI commenced in the Chapter 11 Cases, and any appeals arising out of such adversary proceedings.

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(c) Causes of Action and any recoveries therefrom shall remain the sole property of Liquidating BankUnited (for the sole benefit of Entities entitled to Distributions under the Plan), as the case may be, and Holders of Claims shall have no right to any such recovery.

2. Preservation of All Causes of Action Not Expressly Settled or Released

(a) Unless a Cause of Action against a Holder or other Entity is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order (including the Confirmation Order), Liquidating BankUnited and the Plan Administrator expressly reserve such Cause of Action for later adjudication by Liquidating BankUnited or the Plan Administrator (including, without limitation, Causes of Action not specifically identified or described in the Disclosure Statement or elsewhere or of which the Debtors, Liquidating BankUnited or the Plan Administrator may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors, Liquidating BankUnited or the Plan Administrator at this time or facts or circumstances which may change or be different from those the Debtors, Liquidating BankUnited or the Plan Administrator now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action upon or after the entry of the Confirmation Order or occurrence of the Effective Date based on the Disclosure Statement, Plan or Confirmation Order, except where such Causes of Action have been released in the Plan or any other Final Order (including the Confirmation Order). In addition, the Debtors, Liquidating BankUnited and the Plan Administrator expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which one or more of the Debtors are a defendant or an interested party, against any Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

(b) Subject to the immediately preceding paragraph, any Entity to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors, should assume that any such obligation, transfer, or transaction may be reviewed by the Plan Administrator subsequent to the Effective Date and may be the subject of an action after the Effective Date, regardless of whether: (i) such Entity has filed a Proof of Claim against the Debtors in their Chapter 11 Cases; (ii) the Debtors, Liquidating BankUnited or the Plan Administrator have objected to any such Entity’s Proof of Claim; (iii) any such Entity’s Claim was included in the Schedules; (iv) the Debtors, Liquidating BankUnited or the Plan Administrator have objected to any such Entity’s scheduled Claim; or (v) any such Entity’s scheduled Claim has been identified by the Debtors, Liquidating BankUnited or the Plan Administrator as disputed, contingent or unliquidated.

D.	Release and Injunction

The rights afforded in the Plan and the treatment of all Claims and Interests in the Plan shall be in exchange for and in complete satisfaction of Claims and Interests of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against any of the Debtors’ Estates, or any of the assets or properties of Liquidating BankUnited or the Debtors’ Estates. On the Effective Date, all such Claims against, and Interests in, the Debtors’ Estates shall be satisfied and released in full. Nothing in this Plan shall preclude any of the parties to the Tax Refunds Litigation (or the Plan Administrator as successor to the Debtors in such litigation) from litigating such issue until the conclusion of the Tax Refunds Litigation.

Except as otherwise provided in this Plan, any Entity that has held, holds or may hold Claims against or Interests in any of the Debtors is permanently enjoined from taking any of the following actions against any of the Debtors’ Estates and property thereof, the Plan Administrator or any other assets or properties of the Debtors or Liquidating BankUnited on account of any such Claims or Interests: (i) commencing or continuing, in any manner or in any place, any suit, action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner or in any place, any judgment, award, decree or order; (iii) creating, perfecting or enforcing any Lien or

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encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (v) commencing or continuing, in any manner or in any place, any suit, action or other proceeding that does not comply with or is inconsistent with the provisions of this Plan; provided, however, that nothing contained herein shall preclude such Entity from exercising its rights pursuant to and consistent with the terms of this Plan.

E.	Injunction Against Interference with the Plan

Upon entry of the Confirmation Order, all holders of Claims and Interests and other parties in interest, along with their respective present employees, agents, officers, directors or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan, except with respect to actions any such entity may take in connection with the pursuit of appellate rights with respect to the Confirmation Order.

F.	Releases of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges or other security interests against property of the Estate shall be fully released and discharged (except for the charging Liens of the Indenture Trustees to the extent the Trustee Fees or any other fees owed to the Indenture Trustees under the Indentures are not paid pursuant to the Plan) and all of the right, title and interest of any Holder of such mortgages, deeds of trust, Liens, pledges or other security interest shall revert to Liquidating BankUnited and the Plan Administrator.

G.	No Discharge for the Debtors

In accordance with the Plan, the Debtors are not obtaining a discharge pursuant to section 1141(d)(1) of the Bankruptcy Code, and nothing in this Plan shall be interpreted as giving or providing the Debtors with such a discharge.

H.	United States Securities And Exchange Commission

Nothing in this Plan or the Confirmation Order is intended to, or shall be construed as restricting or otherwise limiting the ability of the United States Securities and Exchange Commission to perform its statutory duties with respect to any person or Entity in any nonbankruptcy forum, pursuant to otherwise applicable law. In addition, the limitations set forth in Article XI.J, below, shall not apply to the United States Securities and Exchange Commission.

ARTICLE X.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, after the Effective Date, retain such jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors, Liquidating BankUnited, the Plan Administrator and the Plan as is legally permissible, including, without limitation, jurisdiction to:

1. allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Interests;

2. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

3. resolve any matters related to the assumption, assignment or rejection of any executory contract or unexpired lease to which the Debtors or Liquidating BankUnited, as applicable, is a party or with respect to which the Debtors or Liquidating BankUnited, as applicable, may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to any amendment to the Plan after the Effective Date pursuant to Article XI.C adding executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be assumed;

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4. ensure that Distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

5. decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date or instituted by Liquidating BankUnited or the Plan Administrator after the Effective Date, provided, however, that Liquidating BankUnited and the Plan Administrator shall reserve the right to commence actions in all appropriate jurisdictions;

6. enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with the Plan, Plan Supplement or the Disclosure Statement;

7. resolve any cases, controversies, suits or disputes that may arise in connection with the Effective Date, interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

8. issue injunctions, enforce them, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with the Effective Date or enforcement of the Plan, except as otherwise provided in the Plan;

9. enforce Article IX.A and Article IX.C;

10. enforce the injunction set forth in Article IX.D;

11. resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article IX, and enter such orders as may be necessary or appropriate to implement or enforce all such releases, injunctions and other provisions;

12. enter and implement such orders as necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;

13. resolve any other matters that may arise in connection with or relate to the Plan Administrator Agreement, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document adopted in connection with the Plan or the Disclosure Statement; and

14. enter an order and/or the decree contemplated in section 350 of the Bankruptcy Code and Bankruptcy Rule 3022 concluding the Chapter 11 Cases.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

A.	Final Fee Applications and Initial Trustee Fees

The deadline for submission by Professionals of applications for Bankruptcy Court approval of Accrued Professional Compensation, and by each Indenture Trustee for payment of any disputed Trustee Fees incurred on or before the Effective Date, shall be 30 days after the Effective Date.

B.	Payment of Statutory Fees

Notwithstanding any other provision of this Plan, the Debtors, Liquidating BankUnited or the Plan Administrator, as appropriate, shall pay within ten days after the Effective Date all fees incurred under 28 U.S.C. § 1930(a)(6) attributable to the Debtors for the period ending on the Effective Date. For the period commencing on the Effective Date through the earlier of (a) the closing of the Bankruptcy Cases by the issuance of a final decree by the Bankruptcy Court and (b) entry of an order dismissing or converting the Bankruptcy Cases to cases under

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chapter 7 of the Bankruptcy Code, the Plan Administrator shall (x) file with the Bankruptcy Court the quarterly operating reports regarding Liquidating BankUnited for the post-confirmation period and (y) pay all fees incurred under 28 U.S.C. § 1930(a)(6) based on the disbursements made pursuant to the Plan.

C.	Modification of Plan

Subject to the limitations contained in the Plan: (1) the Committee reserves the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code; and (2) after the entry of the Confirmation Order, the Committee, Liquidating BankUnited or the Plan Administrator, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

D.	Revocation of Plan

The Committee reserves the right to withdraw the Plan prior to the entry of the Confirmation Order, and to file subsequent chapter 11 plans. If the Committee withdraws the Plan, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any claims by or against, or any Interests in, the Debtors or any other Entity; (b) prejudice in any manner the rights of the Committee, the Debtors or any other Entity; or (c) constitute an admission of any sort by the Committee, the Debtors or any other Entity.

E.	Successors and Assigns

The rights, benefits and obligations of any Entity named or referred to herein shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

F.	Governing Law

Except to the extent that the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without giving effect to the principles of conflict of laws thereof.

G.	Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order and the Effective Date occurs. Neither the filing of the Plan, any statement or provision contained herein, nor the taking of any action by the Committee, any of the Debtors or any Entity with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of: (i) the Committee; (ii) the Debtors with respect to the Holders of Claims or Interests or other parties-in-interest; or (iii) any Holder of a Claim or other party-in-interest prior to the Effective Date.

H.	Section 1146 Exemption

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any stamp tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment.

I.	Further Assurances

The Committee, the Debtors, Liquidating BankUnited, the Plan Administrator, all Holders of Claims receiving Distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

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J.	Venue of Proceedings.

Without limiting in any way the effect of Article IX hereof, should any Holder of a Claim or Interest or other party in interest file an action against any of the Debtors, any officer or employee of the Debtors during the Chapter 11 Cases, the Committee and the individual members thereof, Liquidating BankUnited, the Plan Administrator or the Plan Committee (or any professional retained or employed by any of the foregoing) in connection with any Claim or Cause of Action arising after the Petition Date from or related to the Chapter 11 Cases, including this Plan, venue of any such action shall lie only in the Bankruptcy Court.

K.	Service of Documents

Any pleading, notice or other document required by the Plan to be served on or delivered to the Committee or the Debtors shall be sent by first class U.S. mail, postage prepaid as follows:

To the Committee:

Kilpatrick Townsend & Stockton LLP

1100 Peachtree Street, Suite 2800

Atlanta, Georgia 30309

Attn: Todd C. Meyers

Attn: Robbin S. Rahman

Telephone: (404) 815-6500

Fax: (404) 815-6555

Email: tmeyers@kilpatricktownsend.com

To the Debtors:

BankUnited Financial Corporation

c/o Development Specialists, Inc.

200 South Biscayne Blvd., Suite 1818

Miami, Florida 33131

Attention: Joseph J. Luzinski, Chief Restructuring Officer

Telephone: (305) 374-2717

Fax: (305) 374-2718

Email: jluzinski@dsi.biz

with a copy to:

Mark D. Bloom, Esq.

GREENBERG TRAURIG, P.A.

333 Avenue of the Americas (333 S.E. 2d Avenue)

Miami, Florida, 33131

Telephone: (305) 579-0500

Fax: (305) 579-0717

Email: bloomm@gtlaw.com

-and-

Scott M. Grossman, Esq.

GREENBERG TRAURIG, P.A.

401 East Las Olas Blvd., Suite 2000

Fort Lauderdale, Florida 33301

Telephone: (954) 765-0500

Fax: (954) 765-1477

Email: grossmansm@gtlaw.com

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To the Plan Administrator:

Mr. Clifford A. Zucker

J.H. Cohn LLP

333 Thornall Street 6th Floor

Edison, NJ 08837

Tel: 732-635-3107

Fax: 732-549-7016

czucker@JHCohn.com

L.	Filing of Additional Documents

On or before the Effective Date, the Committee, the Debtors or Liquidating BankUnited, as applicable, may file with the Bankruptcy Court all agreements and other documents that may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

M.	Aid and Recognition

The Committee, the Debtors, Liquidating BankUnited or the Plan Administrator, as the case may be, shall, as needed to effect the terms hereof, request the aid and recognition of any court or judicial, regulatory or administrative body in any nation, province or state.

N.	Document Retention

From and after the Effective Date, the Debtors, Liquidating BankUnited, the Plan Administrator, and any transferee of the Debtors’ Documents, as the case may be, shall preserve and maintain all of the Documents, whether retained by the Debtors or any successor to the Debtors, or transferred to Liquidating BankUnited, the Plan Administrator pursuant to the Plan Administrator Agreement, or such other transferee pursuant to the Plan; and any successors to the Debtors, Liquidating BankUnited, the Plan Administrator and/or such other transferee shall not destroy or otherwise abandon any such Documents absent further order of this Court or a court of competent jurisdiction after a hearing upon notice to parties in interest with an opportunity to be heard.

Miami, Florida

Dated: February 27, 2012

Respectfully Submitted,

THE OFFICIAL COMMITTEE OF UNSECURED
CREDITORS OF BANKUNITED FINANCIAL
CORPORATION, et al.

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EXHIBIT A

(Plan Administrator Agreement)

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PLAN ADMINISTRATOR AGREEMENT

This Agreement (this “Plan Administrator Agreement”) is made this      day of             , 2012, by and among (a) Clifford A. Zucker, not in his individual capacity but solely as Plan Administrator, (b) the Plan Committee (as identified below); and (c) BankUnited Financial Corporation, BankUnited Financial Services, Inc. and CRE America Corporation, after the Effective Date (defined below) (collectively, “Liquidating BankUnited,” and together with the Plan Administrator and the Plan Committee, the “Parties”). This Plan Administrator Agreement is entered into in accordance with The Official Committee of Unsecured Creditors’ Third Amended Joint Plan of Liquidation Under Chapter 11 of the Bankruptcy Code, filed by the Official Committee of Unsecured Creditors of BankUnited Financial Corporation et al. (the “Committee”) confirmed on             , 2012 (the “Plan”), which became effective on             , 2012 (the “Effective Date”).

R E C I T A L S:

A. WHEREAS, on May 22, 2009, BankUnited Financial Corporation, BankUnited Financial Services, Inc. and CRE America Corporation (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of Title 11, United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”) and commenced their chapter 11 cases;

B. WHEREAS, the Plan provides for, among other things, the appointment of a Plan Administrator and a Plan Committee;

C. WHEREAS, the Plan Administrator Agreement is created pursuant to the Plan to govern the liquidation of Liquidating BankUnited and its Assets,1 as contemplated under the Plan;

D. WHEREAS, the powers, authority, responsibilities and duties of the Plan Administrator shall be governed by this Plan Administrator Agreement;

E. WHEREAS, pursuant to the terms and conditions of the Plan, the Plan Administrator, under the supervision of the Plan Committee, shall administer all Assets after the Effective Date; and

F. WHEREAS, the Parties desire this Plan Administrator Agreement to become effective upon the Effective Date.

[1]	As used herein, “Assets” means all property that is property of the Debtors and the Debtors’ estates under Section 541 of the Bankruptcy Code, and all property of Liquidating BankUnited, whether such property is now existing or hereafter arising or acquired and wherever located including, without limitation, all Causes of Action and all proceeds of and recoveries on Causes of Action, all accounts, contract rights, chattel paper, general intangibles, instruments, securities, furniture, fixtures, machinery, equipment, inventory, intellectual property, domain names, and interests in real estate provided, however, that such property shall not include any property that does not vest in Liquidating BankUnited under the Plan.

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NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Plan, the Parties agree as follows:

1. General Duties and Responsibilities of Plan Administrator. The Plan Administrator, supervised by the Plan Committee, shall be responsible for implementing the Plan, including monetizing or abandoning all Assets, pursuing or abandoning all Causes of Action, resolving all Claims, and distributing Net Free Cash2 pursuant to the Plan. The Plan Administrator shall have the powers, duties, rights, and obligations set forth herein and in the Plan.

2. Duties, Powers and Responsibilities of Plan Administrator. In addition to the various powers, obligations and duties of the Plan Administrator described in the Plan, the Plan Administrator shall have the following specific duties, obligations and powers, subject to any applicable approvals provided herein and in the Plan:

(a) To liquidate or otherwise provide for the disposition of the Assets;

(b) To distribute the proceeds of liquidation of the Assets to the Holders of Allowed Claims in accordance with the provisions of the Plan;

(c) To take any action required of Liquidating BankUnited or authorized to be taken by Liquidating BankUnited under this Plan Administrator Agreement or the Plan;

(d) To investigate, prosecute and, if necessary, litigate, any Cause of Action vesting in Liquidating BankUnited under the Plan on behalf of the Debtors or Liquidating BankUnited, as applicable;

(e) To take such action as is necessary with respect to any Claim that remains unresolved on the Effective Date, including to prepare and file objections thereto, to compromise and otherwise settle and, if necessary, to seek an extension of the deadline to object to such Claims as established by the Plan or otherwise applicable law;

(f) To assert standing as a representative of the Debtors to pursue any such Causes of Action and Claims objections, whether initially filed by the Debtors, the Committee, Liquidating BankUnited or the Plan Administrator and, in the Plan Administrator’s discretion, to assert any claims or defenses that may otherwise have been asserted by the Debtors, the Committee or Liquidating BankUnited, as applicable;

(g) To exercise all the rights, powers and duties of a “trustee” under Section 1106(a) of the Bankruptcy Code, including, but not limited to, the right to waive the attorney-client privilege or any other privileges on behalf of the Debtors or Liquidating BankUnited, as applicable;

[2]	Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Plan.

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(h) To prepare and file corporate tax returns, including the right to request a determination of tax liability as set forth in Section 505 of the Bankruptcy Code;

(i) To pay post-confirmation fees due to the Office of the U.S. Trustee;

(j) To file status reports with the Bankruptcy Court or other parties in interest;

(k) To file a motion for final decree closing the Chapter 11 Case;

(l) To approve or disapprove any corporate action, including any action that would otherwise require shareholder or board of director action under applicable state law;

(m) To ensure and otherwise cause Liquidating BankUnited to undertake such actions as are necessary to comply with applicable regulatory requirements;

(n) To respond to inquiries of Holders of Claims;

(o) To respond to subpoenas or information requests from any governmental body; and

(p) To abide by and otherwise observe such general duties as are imposed by the Plan, including the duty of care, duty of loyalty and any other applicable duty.

3. Representative of the Estate. The Plan Administrator shall be deemed to be for all purposes the “representative” of the Estate as set forth in Section 1123(b) of the Bankruptcy Code to retain, enforce, settle and prosecute all Causes of Actions;

4. Liability of the Plan Administrator. The Plan Administrator shall not be liable for any act or omission in connection with the Plan or this Plan Administrator Agreement, except to the extent that such liability is due to an act or omission that is determined, in a Final Order, to be solely due to the Plan Administrator’s gross negligence or willful misconduct. The Plan Administrator shall be entitled to rely upon any validly given opinion of counsel or other professional employed by the Plan Administrator in connection with its duties herein, and the Plan Administrator shall not be liable for any action taken or omitted in good faith reliance upon such validly given opinion.

5. Indemnification of the Plan Administrator. The Estate and Liquidating BankUnited shall indemnify and hold harmless the Plan Administrator from and against any and all liabilities, expenses, claims, damages or losses incurred by the Plan Administrator as a direct result of acts or omissions taken by him in his capacity as the Plan Administrator, except to the extent such liabilities, expenses, claims, damages or losses are determined, in a Final Order, to be solely due to the gross negligence or willful misconduct of the Plan Administrator.

6. Agents. The Plan Administrator may hire such attorneys, accountants and other professionals as may be required or appropriate in connection with its duties herein. The Plan

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Administrator shall be entitled to retain professionals in his sole discretion, including any professionals employed by the Debtors or the Committee in the Chapter 11 Case. The provision of services by a professional to the Debtors or the Committee shall not disqualify such professional from employment by the Plan Administrator.

7. Compensation of Plan Administrator and Agents. From and after the Effective Date, the Plan Administrator and any professionals engaged or retained by the Plan Administrator shall be entitled to reasonable compensation from the Assets to perform services related to administration of the Plan. The Plan Administrator shall be compensated on an hourly rate basis, with such current hourly rate (subject to adjustment on February 1 of each calendar year) being $650. The fees and expenses of the Plan Administrator and any professionals employed by the Plan Administrator shall be submitted to the Plan Committee for review and approval on a monthly basis, but need not be filed with the Bankruptcy Court except as described below. Unless the Plan Committee serves an objection on the Plan Administrator and any applicable professional within fifteen (15) days of the receipt of any monthly invoice of the Plan Administrator or his professionals, the Plan Administrator shall be authorized and directed, without an order of the Bankruptcy Court, to disburse from the Assets, on a monthly basis, one hundred percent (100%) of the fees and one hundred percent (100%) of the expenses incurred by the Plan Administrator and his professionals. If an objection is served, then the Plan Administrator shall still be fully authorized without an order of the Bankruptcy Court to pay, on a monthly basis, one hundred percent (100%) of the fees and one hundred percent (100%) of the expenses incurred by the Plan Administrator and his professionals that are not subject to an objection. In the event the parties are unable to resolve the objection, the Plan Administrator or applicable professional may file a motion or application with the Bankruptcy Court seeking a determination concerning the reasonableness of such fees and expenses. The Bankruptcy Court shall retain jurisdiction over any objections to such fees and expenses that are filed. In addition, every 120 days, the Plan Administrator and any professionals engaged or retained by the Plan Administrator shall file an interim fee application (an “Interim Fee Application”) for approval of the fees and expenses paid in any previous monthly period with the Bankruptcy Court. All Interim Fee Applications shall comply with the Guidelines for Fee Applications of Professionals in the Southern District of Florida in Bankruptcy Cases. The Bankruptcy Court shall schedule and conduct a hearing, upon proper notice served by the party filing the Interim Fee Application in accordance with Bankruptcy Rule 2002(a)(6), to determine all Interim Fee Applications pending before it.

8. Service of Plan Administrator. The Plan Administrator shall serve until (a) termination of this Plan Administrator Agreement by its terms, (b) the Plan Administrator is removed by the Plan Committee pursuant to this Plan Administrator Agreement, or (c) the Plan Administrator resigns; provided, however, that if the Plan Administrator resigns, he shall continue to serve until a new Plan Administrator begins to serve.

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9. Liquidation of the Assets. The Plan Administrator may liquidate the Assets (including without limitation Causes of Action) or resolve Claims under the following conditions:

(a) Liquidation of Assets. The Plan Administrator shall be empowered, subject to the Plan, to take all steps necessary to liquidate all of the Assets, pursue all Causes of Action, and distribute the proceeds in accordance with the Plan. Except as otherwise expressly provided herein, the Plan Administrator shall be empowered to sell, lease or otherwise liquidate and reduce to money, or abandon, the Assets on such terms and for such consideration as he deems reasonable and in the best interest of Holders of Allowed Claims, without further application to or order of the Bankruptcy Court under any provision of the Bankruptcy Code (including, without limitation, Section 363 thereof) or otherwise, and the injunction imposed pursuant to the terms of the Plan is hereby modified and relieved to this extent.

(b) Causes of Action and Claims Objections. From and after the Effective Date, the Plan Administrator shall be authorized, pursuant to Bankruptcy Rule 9019(b) and Section 105(a) of the Bankruptcy Code, to compromise and/or settle any Cause of Action and/or any objection to a Claim (each, a “Settlement”) in accordance with the following procedures (which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromises and settlements): (i) if the Settlement involves an amount equal to or less than $100,000, then the Plan Administrator may undertake the Settlement upon notice to the Plan Committee and execute necessary documents, including a stipulation of settlement or release, related thereto in his sole discretion and without notice to any other party; (ii) if the Settlement involves an amount in excess of $100,000 but not more than $200,000, then the Plan Administrator shall be authorized and empowered to undertake the Settlement and execute necessary documents, including a stipulation of settlement or release, related thereto subject to notifying the Plan Committee of the terms of the Settlement; provided, however, that if the Plan Committee indicates its approval or does not provide the Plan Administrator with an objection to the Settlement within ten (10) days after it receives notice of such Settlement in writing, then the Plan Administrator shall be authorized to accept and consummate the Settlement; and provided further, however, that if a timely objection is made by the Plan Committee to the Settlement, then it may not be consummated without approval of the Bankruptcy Court in accordance with Bankruptcy Rule 9019; and (iii) if the Settlement involves an amount exceeding $200,000, then the Plan Administrator shall, upon written notice to the Plan Committee, be authorized and empowered to undertake such Settlement only upon Bankruptcy Court approval in accordance with Bankruptcy Rule 9019.

10. Formation of the Plan Committee. The Plan Committee shall be deemed constituted on the Effective Date.

(a) Initial Membership. The following persons and entities shall form the initial membership of the Plan Committee: (i) Wilmington Trust Company, through Mr. Steven Cimalore as authorized representative; (ii) Mr. Moses Marx; (iii) Normandy Hill Capital, L.P., through Mr. Matthew Cantor as authorized representative; and (iv) Davidson Kempner Capital Management LLC, through Ms. Sara Tirschwell, as authorized representative.

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(b) Oversight of and Consultation with the Plan Committee. The Plan Committee shall provide oversight to the Plan Administrator, and the Plan Administrator must consult the Plan Committee, with respect to the following: (i) timing and amount of Distributions under the Plan; (ii) retention and compensation of professionals by the Plan Administrator; and (iii) to the extent provided in Section 8(b) above, pursuit of Asset liquidation and disposition, and pursuit and settlement of Causes of Action and Claim objections.

(c) Appointment of Replacement Members of the Plan Committee. A majority of the Plan Committee shall have the authority to appoint a replacement member of the Plan Committee in the event a member of the Plan Committee resigns or is otherwise unable to serve. In the event of a Plan Committee member’s resignation, such member shall continue to serve until a replacement Plan Committee member is appointed.

(d) Enlargement of the Plan Committee. A majority of the Plan Committee may determine, in its sole discretion, to expand the Plan Committee to include a fifth member at any time. The identity of any fifth member of the Plan Committee shall be subject to the approval of a majority of the Plan Committee.

(e) Removal of the Plan Administrator. Upon unanimous vote of the Plan Committee, the Plan Committee shall have the authority to remove the Plan Administrator for any reason or no reason, in its sole and absolute discretion, and to appoint a successor Plan Administrator in the event the Plan Administrator is removed, resigns or is otherwise unable to serve.

(f) Responsibilities of the Plan Committee. The responsibilities of the Plan Committee set forth herein are the only responsibilities of the Plan Committee under the Plan.

(g) Liability of the Plan Committee Group. None of the Plan Committee, its members, or any of the employees, professionals or agents of the Plan Committee or its members (collectively, the “Plan Committee Group”), shall in any way be liable for any acts or omissions undertaken by the Plan Committee Group in connection with the Plan Committee Group’s duties as set forth in, or otherwise required by, this Plan Administrator Agreement or in the Plan, except for such acts or omissions that are determined, in a Final Order, to be solely due to gross negligence or willful misconduct of one or more members of the Plan Committee Group in the performance of their duties as members of the Plan Committee Group.

(h) Indemnification of the Plan Committee Group. The Estate and Liquidating BankUnited shall indemnify and hold harmless the Plan Committee Group from and against any and all liabilities, expenses, claims, damages or losses incurred by the Plan Committee Group as a direct result of acts or omissions taken by them in their capacities as members of the Plan Committee Group, except to the extent such liabilities, expenses, claims, damages or losses are determined, in a Final Order, to be solely due to the gross negligence or willful misconduct of such member of the Plan Committee Group.

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11. Compensation of the Plan Committee. From and after the Effective Date, in addition to reimbursement for actual, reasonable and necessary expenses incurred, each member of the Plan Committee shall be entitled to reasonable compensation, not to exceed $7,500 annually, from the Assets to perform the duties of the Plan Committee.

12. Effect on Third Parties. As of the Effective Date, the Plan Administrator shall have sole signatory power and authority to act on behalf of Liquidating BankUnited without further action or authority by or from officers, directors, or shareholders of Liquidating BankUnited, as may otherwise have been required under applicable state law, and all third parties dealing with the Plan Administrator may rely upon such signature without further certification.

13. Termination. The Plan Committee shall be dissolved, and this Plan Administrator Agreement shall terminate, when the Bankruptcy Court enters a final decree contemplated by section 350 of the Bankruptcy Code and Bankruptcy Rule 3022 concluding the Chapter 11 Case.

14. Governing Law. This Plan Administrator Agreement is governed by and shall be construed in accordance with the laws of the State of Florida, without giving effect to the principles of conflict of laws thereof.

15. Dispute Resolution. Any dispute regarding the interpretation or enforcement of this Plan Administrator Agreement shall be heard and determined in the Bankruptcy Court.

16. Amendment; Waiver. Any substantive provision of this Plan Administrator Agreement may be amended or waived only with the prior written approval of the Plan Administrator and the Plan Committee.

17. Conflict with Plan. In the event of any conflict between the terms of this Plan Administrator Agreement and the Plan, the terms of the Plan shall govern.

18. Preservation of Privilege. In connection with the rights, claims and Causes of Action that constitute the Assets, any privilege or immunity, including but not limited to the attorney-client privilege and work-product privilege (collectively, the “Privileges”), attaching to any documents or communications (whether written or oral) shall survive the Effective Date and remain vested in Liquidating BankUnited. The Plan Administrator is authorized to take any and all actions necessary to effectuate, enforce or waive any of the Privileges.

19. Severability. If any provision of this Plan Administrator Agreement or the application thereof to any person or circumstance shall be determined by a Final Order to be invalid or unenforceable to any extent, the remainder of this Plan Administrator Agreement, or the application of such provision to Entities or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such provision of this Plan Administrator Agreement shall be valid and enforced to the fullest extent permitted by law.

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20. Notices. Any notice or other communication hereunder shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in a post office or letter box addressed to the person (or their successors or replacements) for whom such notice is intended at such address as set forth below, or such other addresses as provided to the other Parties hereto:

If to the Company or the Plan Administrator:

Mr. Clifford A. Zucker

J.H. Cohn LLP

333 Thornall Street 6th Floor

Edison, NJ 08837

Tel: 732-635-3107

Fax: 732-549-7016

czucker@JHCohn.com

If to the Plan Committee:

[NAME]
[ADDRESS 1]
[ADDRESS 2]
Attention:	[NAME]
Facsimile:		( ) -
Telephonic Confirmation:		( ) -

[NAME]
[ADDRESS 1]
[ADDRESS 2]
Attention:	[NAME]
Facsimile:		( ) -
Telephonic Confirmation:		( ) -

[NAME]
[ADDRESS 1]
[ADDRESS 2]
Attention:	[NAME]
Facsimile:		( ) -
Telephonic Confirmation:		( ) -

[NAME]
[ADDRESS 1]
[ADDRESS 2]
Attention:	[NAME]
Facsimile:		( ) -
Telephonic Confirmation:		( ) -

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21. Headings. The section headings contained in this Plan Administrator Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Plan Administrator Agreement or of any term or provision hereof.

22. Counterparts. This Plan Administrator Agreement may be executed in two or more counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Plan Administration Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized officers.

,
Not individually but solely in his [her] capacity as Plan Administrator

,
Not individually but solely in his [her] capacity as a member of the Plan Committee

,
Not individually but solely in his [her] capacity as a member of the Plan Committee

,
Not individually but solely in his [her] capacity as a member of the Plan Committee

Acknowledged and agreed to by:

LIQUIDATING BANKUNITED

By:

Name:

Title:

Date: , 2012